Exhibit 99.1

ROLLINS 401(k) SAVINGS PLAN

Amendment and Restatement

Effective November 1, 2022

ROLLINS 401(k) SAVINGS PLAN

Rollins, Inc. (the “Controlling Company”) hereby amends and restates the Rollins 401(k) Savings Plan (the “Plan”).

STATEMENT OF PURPOSE

A.The Plan initially was adopted effective as of October 1, 1983.  It was last restated generally effective as of January 1, 2015, and has been amended since that date.  Generally effective November 1, 2022, the Plan, as set forth in this document, is intended and should be construed as a restatement and continuation of the Plan as previously in effect.  This restatement of the Plan is intended primarily to reflect the merger of the Waltham Services, LLC Tax-Favored Employees’ Savings Plan and the Western Industries Retirement Savings Plan with and into the Plan effective November 1, 2022.

B.The primary purpose of the Plan is to recognize the contributions made to the Controlling Company and its participating affiliates by employees and to reward those contributions by providing eligible employees with an opportunity to accumulate savings for their future security.

C.The Controlling Company intends that the Plan be a profit sharing plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Company Stock Fund established under the Plan constitute an employee stock ownership plan as defined in Code Section 4975(e)(7).

STATEMENT OF AGREEMENT

To amend and restate the Plan with the purposes and goals as described above, the Controlling Company hereby sets forth the terms and provisions as follows:

i

1.42	ERISA	9
1.43	Forfeiture	9
1.44	Highly Compensated Employee	9
1.45	Hour of Service	10
1.46	IFC ESOP Account	11
1.47	Investment Committee	12
1.48	Investment Fund or Funds	12
1.49	Key Employee	12
1.50	Leave of Absence	12
1.51	Limitation Year	12
1.52	Matching Account	12
1.53	Matching Contributions	12
1.54	Maternity or Paternity Leave	12
1.55	Maximum Deferral Amount	12
1.56	Named Fiduciary	12
1.57	Non-Key Employee	12
1.58	Normal Retirement Age	12
1.59	Participant	13
1.60	Participant Contribution	13
1.61	Participating Company	13
1.62	Pension Restoration Account	13
1.63	Permissive Aggregation Group	13
1.64	Plan	13
1.65	Plan Year	13
1.66	Prior Plan	13
1.67	Qualified Military Service	13
1.68	Qualified Spousal Waiver	13
1.69	Required Aggregation Group	13
1.70	Rollins Employee	14
1.71	Rollins Matching Account	14
1.72	Rollins Matching Contribution	14
1.73	Rollins Participant	14
1.74	Rollover Account	14
1.75	Rollover Contribution	14
1.76	Roth Account	14
1.77	Roth Contributions	14
1.78	Roth Deferral Election	14
1.79	Roth Rollover Account	14
1.80	Spouse or Surviving Spouse	14
1.81	Supplemental Account	15
1.82	Supplemental Contributions	15
1.83	Top-Heavy Group	15
1.84	Top-Heavy Plan	15
1.85	Transfer Account	15
1.86	Transfer Contributions	15
1.87	Trust Fund	15

1.88	Trust or Trust Agreement	15
1.89	Trustee	15
1.90	Valuation Date	16
1.91	Waltham Additional Company Contribution	16
1.92	Waltham Additional Company Contribution Account	16
1.93	Waltham Matching Account	16
1.94	Waltham Matching Contributions	16
1.95	Waltham Plan	16
1.96	Waltham Union Employee	16
1.97	Waltham Union Participant	16
1.98	Western Employee	16
1.99	Western Matching Account	16
1.100	Western Matching Contributions	16
1.101	Western Participant	17
1.102	Western Plan	17
1.103	Western Profit Sharing Account	17
1.104	Western Profit Sharing Contributions	17
1.105	Year of Eligibility Service	17
1.106	Years of Vesting Service	17

ARTICLE II ELIGIBILITY		19
2.1	Initial Eligibility Requirements	19
2.2	Interruptions of Service or Change in Status	20
2.3	Participant Information	20

ARTICLE III CONTRIBUTIONS		21
3.1	Participant Contributions	21
3.2	Rollins Matching Contributions	23
3.3	Western Matching Contributions	24
3.4	Waltham Union Matching Contributions	25
3.5	Western Profit Sharing Contributions	25
3.6	Waltham Additional Company Contributions	25
3.7	Supplemental Contributions	25
3.8	Form of Contributions	25
3.9	Timing of Contributions	26
3.10	Contingent Nature of Company Contributions	26
3.11	Restoration Contributions	26
3.12	Military Service	27
3.13	Accounting for Roth Contributions	27

ARTICLE IV ROLLOVERS AND TRANSFERS BETWEEN PLANS		29
4.1	Rollover Contributions	29
4.2	Transfer Contributions	29
4.3	Spin-Offs to Other Plans	30

ARTICLE V PARTICIPANTS’ ACCOUNTS; CREDITING AND ALLOCATIONS		31
5.1	Establishment of Participants’ Accounts	31
5.2	Allocation and Crediting of Before-Tax, Roth, Matching, Waltham Additional Company, Rollover and Transfer Contributions	31
5.3	Allocation and Crediting of Western Profit Sharing Contributions.	31
5.4	Allocation and Crediting of Supplemental Contributions	32
5.5	Crediting of Restoration Contributions	33
5.6	Allocation of Forfeitures	33
5.7	Allocation and Crediting of Investment Experience	33
5.8	Allocation of Adjustments Upon Change in Capitalization	33
5.9	Good Faith Valuation Binding	34

ARTICLE VI CONTRIBUTION AND SECTION 415 LIMITATIONS AND NONDISCRIMINATION REQUIREMENTS		35
6.1	Maximum Limitation on Elective Deferrals	35
6.2	Nondiscrimination Requirements for Participant Contributions	36
6.3	Nondiscrimination Requirements for Matching Contributions	38
6.4	Code Section 415 Limitations on Maximum Contributions	41
6.5	Construction of Limitations and Requirements	42

ARTICLE VII INVESTMENTS		43
7.1	Establishment of Trust Account	43
7.2	Investment Funds	43
7.3	Participant Direction of Investments	43
7.4	Valuation	46
7.5	Voting and Tender Offer Rights with Respect to Investment Funds	46
7.6	Fiduciary Responsibilities for Investment Directions	46
7.7	Appointment of Investment Manager; Authorization to Invest in Collective Trust	46
7.8	Voting and Tender Offer Rights With Respect to Company Stock	47

ARTICLE VIII ESOP PROVISIONS		48
8.1	Designation as an ESOP	48
8.2	Flexible Dividend Program	48
8.3	Election for Dividend Distribution	49
8.4	Failure to Elect	49

ARTICLE IX VESTING IN ACCOUNTS		50
9.1	General Vesting Rule	50
9.2	Vesting Upon Attainment of Normal Retirement Age, Death or Disability	52
9.3	Timing of Forfeitures and Vesting after Reemployment	52
9.4	Vesting Following Partial Distributions	53
9.5	Amendment to Vesting Schedule	53
9.6	Military Service	54

ARTICLE X IN-SERVICE WITHDRAWALS AND LOANS		55
10.1	Hardship Withdrawals	55
10.2	After-Tax and Rollover Accounts Withdrawals	56
10.3	Age 59½ Withdrawals	56
10.4	Qualified Reservist Distribution	56
10.5	Distributions and Withdrawals from Transfer Accounts	56
10.6	Loans to Participants	56
10.7	General Rules	59
10.8	Recordkeeper Transition Rule	59

ARTICLE XI PAYMENT OF BENEFITS FROM ACCOUNTS		60
11.1	Benefits Payable for Reasons Other Than Death	60
11.2	Death Benefits	62
11.3	Restrictions on Distributions from Before-Tax, Roth and Supplemental Accounts	62
11.4	Forms of Distribution	63
11.5	Qualified Domestic Relations Orders	64
11.6	Beneficiary Designation	64
11.7	Claims	65
11.8	Explanation of Rollover Distributions	68
11.9	Inability to Locate Payee and Uncashed Checks	68
11.10	Recovery of Mistaken Payments	69
11.11	Recordkeeper Transition Rule	69

ARTICLE XII ADMINISTRATION		70
12.1	Administrative Committee; Appointment and Term of Office	70
12.2	Organization of Administrative Committee	70
12.3	Powers and Responsibility	70
12.4	Delegation	71
12.5	Construction of the Plan	72
12.6	Assistants and Advisors	72
12.7	Investment Committee	72
12.8	Direction of Trustee	73
12.9	Bonding	73
12.10	Indemnification	73

ARTICLE XIII ALLOCATION OF AUTHORITY AND RESPONSIBILITIES		74
13.1	Controlling Company	74
13.2	Administrative Committee	74
13.3	Investment Committee	75
13.4	Trustee	75
13.5	Limitations on Obligations of Fiduciaries	75
13.6	Delegation	75
13.7	Multiple Fiduciary Roles	75

v

ARTICLE XIV AMENDMENT, TERMINATION AND ADOPTION		76
14.1	Amendment	76
14.2	Termination	76
14.3	Participating Companies	77
14.4	Merger, Consolidation and Transfer of Assets or Liabilities	78

ARTICLE XV TOP-HEAVY PROVISIONS		79
15.1	Top-Heavy Plan Years	79
15.2	Determination of Top-Heavy Status	79
15.3	Top-Heavy Minimum Contribution	80
15.4	Top-Heavy Minimum Vesting	82
15.5	Construction of Limitations and Requirements	82

ARTICLE XVI MISCELLANEOUS		83
16.1	Nonalienation of Benefits and Spendthrift Clause	83
16.2	Headings	84
16.3	Construction, Controlling Law	84
16.4	Legally Incompetent	84
16.5	Title to Assets, Benefits Supported Only By Trust Fund	84
16.6	Legal Action	85
16.7	Exclusive Benefit; Refund of Contributions	85
16.8	Plan Expenses	85
16.9	Satisfaction of Writing Requirement By Other Means	86
16.10	Special Effective Dates	86

SCHEDULE A		A-1
SCHEDULE B		B-1

ARTICLE I

DEFINITIONS

For purposes of the Plan, the following terms, when used with an initial capital letter, will have the meanings set forth below unless a different meaning plainly is required by the context.

1.1Account means, with respect to a Participant or Beneficiary, the amount of money or other property in the Trust Fund, as is evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary.  The Administrative Committee, as required by the terms of the Plan and otherwise as it deems necessary or desirable in its sole discretion, may establish and maintain separate subaccounts for each Participant and Beneficiary.  “Account” refers to the aggregate of all separate subaccounts or to individual, separate subaccounts, as may be appropriate in context.

1.2ACP or Actual Contribution Percentage means the percentage described in Section 6.3(b).

1.3ACP Tests means the nondiscrimination tests described in Section 6.3(a).

1.4Active Participant means, for any Plan Year (or any portion thereof), any Covered Employee who, pursuant to the terms of Article II, has been admitted to, and not removed from, active participation in the Plan.

1.5Administrative Committee means the committee which will act to administer the Plan as provided in Article XII.  The Administrative Committee will be the plan administrator, as that term is defined in Code Section 414(g), and the administrator, as that term is defined in ERISA Section 3(16)(A).  To the extent that an Administrative Committee is not appointed, the Controlling Company may act in lieu of the Administrative Committee.

1.6ADP or Actual Deferral Percentage means the percentage described in Section 6.2(b).

1.7ADP Tests means the nondiscrimination tests described in Section 6.2(a).

1.8Affiliate means, as of any date, (i) a Participating Company, and (ii) any company, person or organization which, on such date, (A) is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Participating Company; (B) is a trade or business (whether or not incorporated) which controls, is controlled by or is under common control (within the meaning of Code Section 414(c)) with a Participating Company; (C) is a member of an affiliated service group (as defined in Code Section 414(m)) which includes a Participating Company; or (D) is required to be aggregated with a Participating Company pursuant to regulations under Code Section 414(o).  Solely for purposes of Sections 1.21(a)(7), 1.21(c) and 6.4, the term “Affiliate” as defined in this Section will be deemed to include any entity that would be an Affiliate if the phrase “more than 50 percent” were substituted for the phrase “at least 80 percent” in each place the latter phrase appears in Code Section 1563(a)(1).

1.9After-Tax Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to after-tax contributions made to the Plan or to a predecessor plan prior to the Effective Date.

1.10Annual Addition means the sum of the amounts described in Code Section 415(c)(2).

1.11Before-Tax Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to his Before-Tax Contributions.

1.12Before-Tax Contributions means the amount paid by each Participating Company to the Trust Fund at the election (or deemed election) of Participants pursuant to the terms of Section 3.1.

1.13Before-Tax Deferral Election means an election by an Active Participant directing the Participating Company of which he is an Employee to withhold a percentage of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as a Before-Tax Contribution pursuant to Section 3.1(a).

1.14Beneficiary means the person(s) designated (or deemed designated) in accordance with Section 11.6 to receive any death benefits that may be payable under the Plan upon the death of a Participant.

1.15Board means the board of directors of the Controlling Company.  To the extent any committee of the Board has the authority to act on behalf of the Board, an action taken by such committee will be treated as an action by the Board.  A reference to the board of directors of any other Participating Company will specify it as such.

1.16Break in Service will have the meaning set forth in subsection (a) hereof, subject to the terms of subsection (b) hereof:

(a)General Rule.

(1)Subject to the terms of subsection (a)(2) hereof, “Break in Service” means, with respect to an Employee, any year during which such Employee fails to complete more than 500 Hours of Service; provided, a Break in Service will not be deemed to have occurred during any period for which he is granted a Leave of Absence if he returns to the service of an Affiliate within the time permitted as set forth in the Plan.  A Break in Service will be deemed to have commenced on the first day of the year in which it occurs.  As used in this subsection (a), the term “year” means the same 12-month period as forms the basis for determining a Year of Vesting Service.

(2)For purposes of determining whether or not an Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, an Employee absent from work due to a Maternity or Paternity Leave will be credited with (i) the number of Hours of Service with which he normally would have been credited but for the Maternity or Paternity Leave, or (ii) if the Administrative Committee is unable to determine the hours described in clause (i) hereof, 8 Hours of Service for each day of absence included in the Maternity or Paternity Leave; provided, the maximum number of Hours of Service credited for purposes of this subsection (a)(2) will not exceed 501 hours.  Hours of Service so credited will be applied only to the year in which the Maternity or Paternity Leave begins, unless such Hours of Service are not required to prevent the Employee from incurring a Break in Service, in which event such Hours of Service will be credited to the Employee in the immediately following year.  No Hour of Service will be credited due to Maternity or Paternity Leave as described in this subsection (a)(2) unless the Employee furnishes proof satisfactory to the Administrative Committee (x) that his absence from work was due to a Maternity or Paternity Leave and (y) of the number of days he was absent due to the Maternity or Paternity Leave.  The Administrative Committee will prescribe uniform and nondiscriminatory procedures by which to make the above determinations.

(b)Effect of Family and Medical Leave Act.  For purposes of determining whether or not an Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, to the extent required under the Family and Medical Leave Act of 1993 and the regulations thereunder, an Employee will be deemed to be performing services for an Affiliate during any period the Employee is granted leave under such Act.

1.17Catch-Up Contributions means the additional Participant Contributions that may be made pursuant to the terms of Section 3.1(e) by Participants who have attained age 50 by the last day of a Plan Year.

1.18Code means the Internal Revenue Code of 1986, as amended, and any succeeding federal tax provisions.

1.19Company Stock means the common stock of the Controlling Company, which common stock is (i) “publicly traded” as defined in Treasury Regulation Section 54.4975-7(b)(1)(iv); (ii) a registration-type class of securities under Code Section 409(e); and (iii) a “qualifying employer security” as defined in Code Section 4975(e)(8).  Shares of Company Stock issued to the Trust under the terms of the Plan will not be subject to any trading limitations as described in Treasury Regulation Section 54.4975-7(b)(10) when distributed from the Trust.  In the event Company Stock ceases to be publicly traded, Participants will have the right to require that the Controlling Company repurchase any shares of Company Stock distributed from the Plan in accordance with Code Sections 409(h) and 4975(e)(7), and the Plan will be amended at such time to incorporate such requirements.

1.20Company Stock Fund means the Investment Fund invested primarily in shares of Company Stock.  The Company Stock Fund is intended to constitute an employee stock ownership plan within the meaning of Code Section 4975(e)(7).

1.21Compensation has the meaning set forth in subsection (a), (b), (c), (d), (e) or (f) hereof, whichever is applicable:

(a)Benefit Compensation.  For purposes of determining the amount of Before-Tax Contributions pursuant to Section 3.1, determining the amount of Matching

Contributions pursuant to Sections 3.2, 3.3 and 3.4 determining the amount of Western Profit Sharing Contributions pursuant to Section 3.5, allocating Waltham Additional Company Contributions pursuant to Section 3.6, allocating Supplemental Contributions pursuant to Section 5.4, and for all other purposes except those set forth in subsections (b), (c), (d), (e) and (f) hereof, “Compensation” means, for any Plan Year, the total of the amounts described in subsections (a)(1) and (a)(2) hereof, excluding (to the extent included in subsections (a)(1) and (a)(2) hereof) the amounts described in subsections (a)(3), (a)(4), (a)(5), (a)(6), (a)(7), (a)(8) and (a)(9) hereof, as follows:

(1)All amounts that are wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by an Affiliate (in the course of the Affiliate’s trade or business) for which the Affiliate is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052 (i.e., all amounts reportable by Affiliates on IRS Form W-2); provided, such amounts will be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of employment or the services performed (such as the exception for agriculture labor in Code Section 3401(a)(2)); plus

(2)To the extent not included in subsection (a)(1) hereof, any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by an Affiliate at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 457 or 132(f)(4), including any amounts not available to an Employee in cash in lieu of group health coverage because the Employee is unable to certify that he has other health coverage; excluding

(3)All amounts that consist of any fringe benefits (cash and noncash), moving expenses, benefits under the Plan or benefits or contributions under any other Defined Contribution or Defined Benefit Plan maintained by a Participating Company; excluding

(4)All amounts paid or made available to a Participant while he is not an Active Participant or not paid through the payroll of a Participating Company; excluding

(5)In-kind gifts, awards or prizes and any tax “gross-up” payments with respect to such gifts, awards or prizes; excluding

(6)Income attributable to stock options, restricted stock or other equity awards; excluding

(7)To the extent not otherwise excluded, all amounts that are paid after the Employee’s severance from employment with all Affiliates, except to the extent that (A) the Compensation is paid by the later of 2½ months after severance from employment or the end of the Plan Year that includes the date of severance from employment, and (B) (i) the Compensation is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differentials), commissions, bonuses or other similar payments, and the Compensation would have been paid to the Employee prior to severance from employment if the Employee had continued in employment with an Affiliate; (ii) the Compensation is payment for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued and the Compensation would have been included in Compensation under the Plan if paid prior to severance from employment; or (iii) the Compensation is a payment from a nonqualified deferred compensation plan that is includible in gross income, and that would have been paid to the Employee at the same time if the Employee had continued in employment and would have been included in Compensation under the Plan if paid prior to severance from employment; excluding

(8)Any payment which (i) is made by an Affiliate to an individual with respect to any period during which the individual is performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than 30 days, and (ii) represents all or a portion of the wages the individual would have received from the Affiliate if the individual were performing service for the Affiliate; excluding

(9)All Compensation in excess of $305,000 (or such other limit as is applicable for the Plan Year under Code Section 401(a)(17)), provided that this limitation will not apply for purposes of determining Before-Tax Contributions.

(b)Top-Heavy Compensation.  Solely for purposes of Section 15.3 (relating to minimum Contributions under a Top-Heavy Plan), “Compensation” means, with respect to a Participant for a specified period, all amounts that are wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by an Affiliate (in the course of the Affiliate’s trade or business) for which the Affiliate is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052 (i.e., all amounts reportable by Affiliates on IRS Form W-2); provided, such amounts will be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)), plus the amounts from all Affiliates referred to in subsection (a)(2) hereof, excluding the amounts described in subsections (a)(7) and (a)(9) hereof.

(c)Section 415 Compensation.  Solely for purposes of Section 6.4 (relating to maximum contribution and benefit limitations under Code Section 415), “Compensation” means, with respect to a Participant for a Limitation Year, the total of the amounts from all Affiliates determined under subsection (b) hereof if “Limitation Year” were substituted for “Plan Year.”

(d)Key Employee and Highly Compensated Employee Compensation.  Solely for purposes of determining which Employees are Key Employees and which Employees are Highly Compensated Employees for any applicable Plan Year, “Compensation” means, with respect to an Employee for a specified Plan Year, all amounts that are wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by an Affiliate (in the course of the Affiliate’s trade or business) for which the Affiliate is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052 (i.e., all amounts reportable by Affiliates on IRS Form W-2); provided, such amounts will be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)), plus the amounts from all Affiliates referred to in subsection (a)(2) hereof, excluding the amounts described in subsection (a)(7) hereof.

(e)Testing Compensation.  For purposes of performing discrimination testing to ensure compliance with Code Sections 401(a)(4), 401(k) and 401(m) and for purposes of allocating Supplemental Contributions under Section 5.4, “Compensation” generally means the total of the amounts from all Affiliates determined under subsection (b) hereof; provided, on a Plan Year-by-Plan Year basis, the Administrative Committee may elect to use any other definition that satisfies the nondiscrimination requirements of Code Section 414(s).

(f)Compensation Limited to Period of Eligibility. Notwithstanding any provision of the Plan to the contrary, for purposes of determining the amount and allocation of Rollins Matching Contributions, Waltham Matching Contributions, Western Matching Contributions, Waltham Additional Company Contributions, and Western Profit Sharing Contributions, a Participant’s Compensation shall be limited to Compensation for the period in the Plan Year in which the Participant is in a class of Participants eligible to receive such Contributions and has satisfied the applicable eligibility requirements under Section 2.1 with respect to such Contributions.

1.22Contributions means, individually or collectively, the Before-Tax, Roth Matching, Western Profit Sharing, Waltham Additional Company, Supplemental, Rollover and Transfer Contributions permitted under the Plan.

1.23Controlling Company means Rollins, Inc. and its successors that adopt the Plan.

1.24Covered Employee means an Employee of a Participating Company other than:

(a)An Employee who is a leased employee within the meaning of Code Section 414(n);

(b)An individual classified as an independent contractor, a leased employee or an Employee of a company that is not a Participating Company under a Participating Company’s customary worker classification practices (whether or not such individual is actually an Employee of a Participating Company);

(c)An Employee who is included in a unit of Employees covered by a collective bargaining agreement between employee representatives and one or more Participating Companies, provided that retirement benefits were the subject of good faith bargaining between employee representatives and the Participating Company or Participating Companies, unless the terms of the collective bargaining agreement require that such Employee be eligible to participate in the Plan;

(d)An Employee who is a nonresident alien who receives no earned income from an Affiliate which constitutes income from sources within the United States;

(e)An Employee who is eligible to participate in any other defined contribution plan maintained by a Participating Company;

(f)An Employee who is a resident of Puerto Rico; or

(g)An individual (i) for whom the direct payer of compensation for services to a Participating Company is an outside entity, including but not limited to a payroll service or temporary employment agency, rather than the Participating Company’s internal corporate payroll system, or (ii) who is paid directly by a Participating Company other than through an internal corporate payroll system (e.g., payment is made through purchase order accounts), as determined by the Administrative Committee in its sole discretion and solely according to the method used to pay the individual for services without regard to whether the individual is an Employee.

1.25Deferral Election means an election by an Active Participant directing the Participating Company of which he is a Covered Employee to withhold a percentage of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as Participant Contributions, pursuant to the terms of Section 3.1.

1.26Defined Benefit Minimum means the minimum benefit level as described in Section 15.3(d).

1.27Defined Benefit Plan means any qualified retirement plan maintained by an Affiliate that is not a Defined Contribution Plan.

1.28Defined Contribution Minimum means the minimum contribution level as described in Section 15.3(c).

1.29Defined Contribution Plan means any qualified retirement plan maintained by an Affiliate which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account and any income, expenses, gains, losses and forfeitures of accounts of other participants which may be allocated to such participant’s account.

1.30Determination Date means the date described in Section 15.2(b)(1).

1.31Disability or Disabled means that a Participant can no longer continue in the service of his employer because of a mental or physical condition that is expected to result in death or which has lasted or can be expected to last for not less than 12 consecutive months.  A Participant will be considered Disabled only if the Administrative Committee determines that the Participant is Disabled based on a written certificate of a physician acceptable to the Administrative Committee.  The decision of the Administrative Committee as to Disability will be final and binding.  Notwithstanding the foregoing, a Participant will be deemed to be Disabled if the Social Security Administration determines that the Participant is eligible to receive disability benefits under the Social Security Act.

1.32Effective Date means November 1, 2022, the date that this restatement of the Plan generally will be effective; provided, any effective date specified herein for any provision, if different from the “Effective Date,” will control (see also Section 16.10).

1.33Elective Deferrals means, with respect to a Participant for any calendar year, the total amount of his Before-Tax and Roth Contributions plus such other amounts determined pursuant to the terms of Code Section 402(g)(3).

1.34Eligible Nonhighly Compensated Participant means, for a Plan Year, a Participant who (i) is not a Highly Compensated Employee, and (ii) is taken into account in performing the ADP or ACP Tests.

1.35Eligible Retirement Plan means (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), (iii) a qualified trust described in Code Section 401(a), the terms of which permit the acceptance of rollover distributions, (iv) an annuity plan described in Code Section 403(a), (v) an annuity contract described in Code Section 403(b), (vi) an eligible plan under Code Section 457(b), which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred from the Plan, or (vii) a Roth IRA described in Code Section 408A.  This definition will also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).  In the case of a distribution to a non-Spouse Beneficiary, “Eligible Retirement Plan” means (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), or (iii) a Roth IRA described in Code Section 408A, in each case established for the purpose of receiving the distribution on behalf of the Beneficiary.

1.36Eligible Rollover Distribution means any distribution to (i) a Participant, (ii) his Surviving Spouse (after his death), (iii) his Spouse or former Spouse who is his alternate payee under a qualified domestic relations order (see Sections 11.5 and 16.1(b)), or (iv) his Beneficiary, of all or any portion of his Account; provided, an “Eligible Rollover Distribution” will not include (A) any distribution which is one of a series of substantially equal periodic payments made, not less frequently than annually, (x) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his Beneficiary, or (y) for a specified period of 10 years or more; (B) any distribution to the extent such distribution is required under Code Section 401(a)(9); (C) any distribution which is made upon hardship of the Participant; (D) the portion of the distribution that is not includible in gross income, except to the extent that it is transferred (x) in a direct trustee-to-trustee transfer to a qualified trust or to an annuity contract described in Code Section 403(b), and such trust or contract provides for separate accounting for amounts so transferred and earnings thereon, including separately accounting for the portion of such distribution that is includible in gross income and the portion of the distribution which is not so includible, or (y) to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); (E) distributions which are reasonably expected to total less than $200 in a Plan Year; and (F) dividends on Company Stock that are distributed pursuant to Section 8.2.  For purposes of this definition, a Beneficiary does not include a Beneficiary that is not an individual, except a Beneficiary that is a trust, of which the beneficiaries are individuals or otherwise meet the requirements to be designated beneficiaries within the meaning of Code Section 401(a)(9)(E).

1.37Eligible Waltham Union Participant means, with respect to an allocation of Waltham Additional Company Contributions for a Plan Year pursuant to Section 3.6, a Waltham Union Participant who was in the active employ of an Affiliate on the last day of the Plan Year.

1.38Eligible Western Participant means, with respect to an allocation of Western Profit Sharing Contributions for a Plan Year pursuant to Section 3.5, a Western Participant who (i) was in the active employ of an Affiliate on the last day of the Plan Year, and (ii) completed at least 1,000 Hours of Service during such Plan Year.

1.39Employee means any individual who is employed by an Affiliate (including officers, but excluding independent contractors and directors who are not officers or otherwise employees), including leased employees of an Affiliate within the meaning of Code Section 414(n).  The term “leased employee” includes any person who is not a common-law employee of an Affiliate and who, pursuant to an agreement between an Affiliate and any other person, has performed services for an Affiliate on a substantially full-time basis for a period of at least 1 year under the primary direction or control of the Affiliate.  Notwithstanding the foregoing, if leased employees constitute 20 percent or less of an Affiliate’s nonhighly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), the term “Employee” does not include those leased employees covered by a plan described in Code Section 414(n)(5)(B).

1.40Employment Date means, with respect to any Employee, the date on which he first completes an Hour of Service.

1.41Entry Date means the first day of each Plan Year quarter during the period in which the Plan remains in effect.  In addition, the Administrative Committee may prescribe and set forth on a schedule hereto or in its records a special Entry Date for individuals who are employed by a predecessor employer or a new Participating Company and who otherwise have satisfied the requirements for eligibility.

1.42ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.43Forfeiture means, for any Plan Year, the dollar amount that is removed from Accounts but not distributed during such Plan Year.

1.44Highly Compensated Employee means an Employee who is described either in subsection (a)(1) or (a)(2) hereof.

(a)General Rule.

(1)An Employee who at any time during the current Plan Year or the immediately preceding Plan Year owned (or was considered as owning within the constructive ownership rules of Code Section 318 as modified by Code Section 416(i)(1)(B)(iii)) more than 5 percent of the outstanding stock of a corporate Affiliate or stock possessing more than 5 percent of the total combined voting power of all stock of a corporate Affiliate or more than 5 percent of the capital or profits interest in a noncorporate Affiliate; or

(2)An Employee who at any time during the immediately preceding Plan Year:

(A)Received Compensation in excess of $135,000 (or such other amount as is applicable for the Plan Year under Code Section 414(q)); and

(B)If the Controlling Company so elects by an amendment, was within the group consisting of the most highly compensated 20 percent of all Employees.

(b)Compliance with Code Section 414(q).  The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and the regulations thereunder.

1.45Hour of Service means the increments of time described in subsection (a) hereof, as modified by subsections (b), (c) and (d) hereof:

(a)General Rule.

(1)Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliate during the applicable computation period;

(2)Each hour for which an Employee is paid, or entitled to payment, by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence; provided:

(A)No more than 501 Hours of Service will be credited under this subsection (a)(2) to an Employee for any single continuous period during which he performs no duties as an Employee (whether or not such period occurs in a single computation period);

(B)An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which he performs no duties as an Employee will not be credited as an Hour of Service if such payment is made or due under a plan maintained solely to comply with applicable workers’ compensation, unemployment compensation or disability insurance laws; and

(C)Hours of Service will not be credited to an Employee for a payment which solely reimburses such Employee for medical or medically related expenses incurred by him.

For purposes of this subsection (a)(2), a payment will be deemed to be made by or due from an Affiliate regardless of whether such payment is made by or due from an Affiliate directly, or indirectly through, among others, a trust fund or insurer, to which the Affiliate contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate;

(3)Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate; provided, the same Hours of Service will not be credited both under subsection (a)(1) or subsection (a)(2) hereof, as the case may be, and under this subsection (a)(3); and, provided further, crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (a)(2) hereof will be subject to the limitations set forth in that subsection; and

(4)Each hour for which an Employee is required to be granted leave under the Uniformed Services Employment and Reemployment Rights Act of 1994; provided, the same Hours of Service will not be credited under subsection (a)(1), (a)(2) or (a)(3) hereof, as the case may be, and under this subsection (a)(4).

(b)Equivalencies.  Notwithstanding anything herein to the contrary, except as otherwise provided in the following sentence, in accordance with applicable regulations promulgated by the Department of Labor, any Employees designated by the Administrative Committee (including but not limited to Employees for whom accurate Hours of Service are not available) will be credited with 10 Hours of Service for each day for which such Employee would be required to be credited with at least 1 Hour of Service.  Notwithstanding the foregoing, the Administrative Committee may, for any Plan Year, substitute 8 Hours of Service for 10 Hours of Service in the immediately preceding sentence, provided that the number of Hours of Service required to avoid a Break in Service during such Plan Year is reduced from 501 to 401 and the number of Hours of Service required to complete a Year of Vesting Service for such Plan Year is reduced from 1,000 to 800.

(c)Changes by Administrative Committee.  The rate or manner used for crediting Hours of Service may be changed at the direction of the Administrative Committee from time to time so as to facilitate administration and to equitably reflect the purposes of the Plan; provided, no change will be effective as to any Plan Year for which allocations have been made pursuant to Article V at the time such change is made.  Hours of Service will be credited and determined in compliance with Department of Labor Regulation Sections 2530.200b-2(b) and (c), 29 CFR Part 2530, as may be amended from time to time, or such other federal regulations as may from time to time be applicable.

(d)Computation Period.  For purposes of this Section, a “computation period” means the 12-month period that forms the basis for determining whether an Employee has completed a Year of Eligibility Services, or determining an Employee’s Years of Vesting Service, as applicable.

1.46IFC ESOP Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to employer contributions made to the IFC Employee Stock Ownership Plan and Trust that were transferred to the Plan.

1.47Investment Committee means the committee which will make and effect investment decisions, as provided in Article XII.  Unless the Controlling Company specifies otherwise, the Administrative Committee will serve as the Investment Committee.  To the extent that neither an Administrative Committee nor an Investment Committee is appointed, the Controlling Company may act in lieu of the Investment Committee.

1.48Investment Fund or Funds means one or all of the investment funds established from time to time pursuant to the terms of Section 7.2.

1.49Key Employee means the persons described in Section 15.2(b)(2).

1.50Leave of Absence means an excused leave of absence granted to an Employee by an Affiliate in accordance with applicable federal or state law or the Affiliate’s personnel policy.

1.51Limitation Year means the 12-month period ending on each December 31, which will be the “limitation year” for purposes of Code Section 415 and the regulations thereunder.

1.52Matching Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Matching Contributions.

1.53Matching Contributions means the amounts paid under the Plan by each Participating Company to the Trust Fund as a match on Participants’ Contributions pursuant to the terms of Section 3.2, Section 3.3 or Section 3.4, as applicable

1.54Maternity or Paternity Leave means any period during which an Employee is absent from work as an Employee (i) because of the pregnancy of such Employee, (ii) because of the birth of a child of such Employee, (iii) because of the placement of a child with such Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of such Employee caring for a child immediately after the birth or placement of such child.

1.55Maximum Deferral Amount means $20,500 (or such other limit as is applicable for a Plan Year under Code Section 402(g)), as adjusted by the Secretary of the Treasury under Code Section 402(g)(4) for cost-of-living increases.  For Participants who have attained age 50 by the last day of a Plan Year, the Maximum Deferral Amount will be increased by $6,500, as adjusted by the Secretary of the Treasury under Code Section 414(v)(2)(C) for cost-of-living increases.

1.56Named Fiduciary means the Administrative Committee and the Investment Committee.

1.57Non-Key Employee means the persons described in Section 15.2(b)(3).

1.58Normal Retirement Age means age 65.

1.59Participant means an Active Participant or a former Active Participant who has an Account under the Plan.

1.60Participant Contribution means the total amount of a Participant’s Before-Tax and Roth Contributions.

1.61Participating Company means the Controlling Company and any Affiliate that has been designated as participating in the Plan for the benefit of its Employees and that continues to participate in the Plan, all as provided in Section 14.3.

1.62Pension Restoration Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to certain pension restoration contributions made to the Plan with respect to Plan Years ending on or before December 31, 2014.

1.63Permissive Aggregation Group means the group of plans described in Section 15.2(b)(4).

1.64Plan means the Rollins 401(k) Savings Plan, as contained herein and all amendments hereto.  The Plan is intended to be a profit sharing plan qualified under Code Sections 401(a) and 401(k), and the Company Stock Fund established under the Plan is intended to be an employee stock ownership plan within the meaning of Code Section 4975(e)(7).

1.65Plan Year means the 12-month period ending on each December 31.

1.66Prior Plan means a qualified retirement plan from which the Plan accepts Transfer Contributions.

1.67Qualified Military Service means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

1.68Qualified Spousal Waiver means a written election executed by a Spouse, delivered to the Administrative Committee and witnessed by a notary public or a Plan representative, which consents to the payment of all or a specified portion of a Participant’s death benefit to a primary Beneficiary other than such Spouse and which acknowledges that such Spouse has waived his right to be the Participant’s primary Beneficiary under the Plan.  A Qualified Spousal Waiver will be valid only with respect to the Spouse who signs it and will apply only to the alternative Beneficiary designated therein, unless the written election expressly permits other designations without further consent of the Spouse.  A Qualified Spousal Waiver will be irrevocable unless revoked by the Participant by way of a written statement delivered to the Administrative Committee prior to the Participant’s date of death.

1.69Required Aggregation Group means the group of plans described in Section 15.2(b)(5).

1.70Rollins Employee means a Covered Employee other than a Western Employee or a Waltham Union Employee.

1.71Rollins Matching Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Rollins Matching Contributions.

1.72Rollins Matching Contribution means the Matching Contributions made on behalf of Rollins Participants pursuant to Section 3.2.

1.73Rollins Participant means an Active Participant other than a Western Participant or a Waltham Union Participant.

1.74Rollover Account means the separate subaccount established and maintained on behalf of a Covered Employee, Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Rollover Contributions.

1.75Rollover Contribution means any eligible rollover distribution, as defined in Code Section 402(f)(2)(A), to a Covered Employee which is contributed as a rollover contribution to the Plan.

1.76Roth Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to his Roth Contributions.

1.77Roth Contributions means the portion of a Participant’s Contributions that the Participant irrevocably designates as Roth Contributions pursuant to Section 3.1(b).

1.78Roth Deferral Election means an election by an Active Participant directing the Participating Company of which he is an Employee to withhold a percentage of his Compensation from his paychecks and to contribute such withheld amount to the Plan as Roth Contributions, pursuant to the terms of Section 3.1(b).

1.79Roth Rollover Account means the separate subaccount established and maintained on behalf of a Covered Employee, Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Rollover Contributions that are direct rollovers from other Roth elective deferral accounts under applicable retirement plans described in Code Section 402A(e)(1) permitted under the rules of Code Section 402(c).

1.80Spouse or Surviving Spouse means, with respect to a Participant:

(a)Effective June 26, 2013, the person who is treated as married to such Participant under the laws of the United States or foreign jurisdiction that sanctioned such marriage, as determined pursuant to the Code and ERISA.

(b)Effective prior to June 26, 2013, the person of the opposite sex to whom the Participant is married in a legal union between one man and one woman as husband and wife.

The determination of a Participant’s Spouse or Surviving Spouse will be made as of the earlier of the date as of which benefit payments from the Plan to such Participant are made or commence (as applicable) or the date of such Participant’s death.  In addition, a Participant’s former Spouse will be treated as his Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as defined in Code Section 414(p).

1.81Supplemental Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Supplemental Contributions.

1.82Supplemental Contributions means the qualified nonelective contributions paid to the Trust Fund by each Participating Company pursuant to the terms of Section 3.7.

1.83Top-Heavy Group means the group of plans described in Section 15.2(b)(6).

1.84Top-Heavy Plan means a plan to which the conditions set forth in Article XV apply.

1.85Transfer Account means one or more separate subaccounts established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Transfer Contributions; provided, to the extent that the Administrative Committee (in conjunction with the Plan’s recordkeeper) deems appropriate, other subaccounts may be used to reflect Participant’s interests attributable to Transfer Contributions. “Transfer Account” will refer to the aggregate of all separate subaccounts established for Transfer Contributions or to individual, separate subaccounts appropriately described, as may be appropriate in context.  Transfer Accounts will be reflected and described on Schedule B hereto.

1.86Transfer Contributions means amounts which are received either (i) by a direct trustee-to-trustee transfer or (ii) as part of a spin-off, merger or other similar event by the Trustee from the trustee or custodian of the Prior Plan and held in the Trust Fund on behalf of a Participant or Beneficiary.  Transfer Contributions will retain the character that those contributions had under the Prior Plan; for example, after-tax contributions under the Prior Plan will continue to be treated as after-tax contributions when held in the Transfer Account.

1.87Trust Fund means the total amount of cash and other property held by a Trustee (or any nominee thereof) at any time under a Trust Agreement.  To the extent indicated by context, “Trust Fund” may refer to all of the Trust Funds under the Plan.

1.88Trust or Trust Agreement means each agreement entered into between the Controlling Company and a Trustee governing the creation of a Trust Fund, and all amendments thereto.  If more than one Trust Fund is used to hold Plan assets, there will be a separate and distinct Trust and Trust Agreement for each such Trust Fund.  To the extent indicated by the context, “Trust” or “Trust Agreement” may refer collectively to all Trusts and Trust Agreements creating Trust Funds.

1.89Trustee means the party or parties so designated from time to time pursuant to a Trust Agreement.  If more than one Trust Fund is used to hold Plan assets, there may be a separate and distinct Trustee for each such Trust Fund.  To the extent indicated by the context, “Trustee” may refer to all of the Trustees or Trustee groups for the Trust Funds.

1.90Valuation Date means the date designated by the Administrative Committee, which date will be selected in a uniform and nondiscriminatory manner, on which the assets of an Account or the Trust Fund are valued, which shall occur no less frequently than annually.

1.91Waltham Additional Company Contribution means the contributions made on behalf of Waltham Union Participants pursuant to Section 3.6.

1.92Waltham Additional Company Contribution Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Waltham Additional Company Contributions allocated pursuant to Section 3.6 and to Additional Company Contributions made under the Waltham Plan prior to its merger with and into the Plan effective November 1, 2022.

1.93Waltham Matching Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Waltham Matching Contributions allocated pursuant to Section 3.4 and to matching contributions made under the Waltham Plan prior to the merger with and into the Plan effective November 1, 2022.

1.94Waltham Matching Contributions means the Matching Contributions made on behalf of Waltham Union Participant pursuant to Section 3.4.

1.95Waltham Plan means the Waltham Services, LLC Tax-Favored Employees Savings Plans, which was merged with and into the Plan effective November 1, 2022.

1.96Waltham Union Employee means a Covered Employee who is covered by a collective bargaining agreement between Waltham Pest Services, LLC and United Steel Workers Local 366.

1.97Waltham Union Participant means a Waltham Union Employee who is an Active Participant in the Plan.

1.98Western Employee means an Employee who is employed by Western Industries-North LLC or one of its subsidiaries in a position other than sales, supervisor or manager.

1.99Western Matching Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Western Matching Contributions allocated pursuant to Section 3.3 and to matching contributions made under the Western Plan prior to the merger with and into the Plan effective November 1, 2022.

1.100Western Matching Contributions means the Matching Contributions made on behalf of Western Participants pursuant to Section 3.3.

1.101Western Participant means a Western Employee who is an Active Participant in the Plan.

1.102Western Plan means the Western Industries Retirement Savings Plan, which was merged with and into the Plan effective November 1, 2022.

1.103Western Profit Sharing Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Western Profit Sharing Contributions allocated pursuant to Section 3.5 and to profit sharing contributions made under the Western Plan prior to its merger with and into the Plan effective November 1, 2022.

1.104Western Profit Sharing Contributions means the contributions made on behalf of Western Participants pursuant to Section 3.5.

1.105Year of Eligibility Service means a 12-consecutive-month period during which an Employee completes no less than 1,000 Hours of Service.  For this purpose, the computation period initially will be the 12-consecutive-month period beginning on the Employee’s Employment Date and thereafter will be each Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee’s Employment Date.  To the extent determined by the Controlling Company and set forth in Plan records and not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate will be taken into account in determining whether he has completed a Year of Eligibility Service, provided that such Employee was employed by such company or enterprise on the effective date of the transaction and became an Employee as a result of such transaction.  Notwithstanding any provision to the contrary, Year of Eligibility Service will include any period of Qualified Military Service in accordance with the requirements of Code Section 414(u).

1.106Years of Vesting Service means, with respect to an Employee, and subject to the terms of subsections (a), (b), (c) and (d) hereof, the number of Plan Years during which the Employee completes at least 1,000 Hours of Service.

(a)Post-Break Service.  Years of Vesting Service completed after a period in which the Participant had at least 5 consecutive Breaks in Service will be disregarded for the purpose of determining his vested interest in that portion of his Account which accrued before such Breaks in Service.  (b)Predecessor Plan.  To the extent required by Code Section 414(a)(1) and not otherwise counted hereunder, if an Affiliate maintains a plan that is or was the qualified retirement plan of a predecessor employer, an Employee’s service with such predecessor employer will be taken into account in determining his Years of Vesting Service.

(c)Predecessor Employer.  Unless otherwise determined by the Controlling Company and solely to the extent not otherwise counted hereunder, Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate will be taken into account in determining his Years of Vesting Service, provided that such Employee was employed by such company or enterprise on the effective date of the transaction and became an Employee as a result of such transaction.  An Employee’s Hours of Service with a predecessor employer will be determined based on records maintained under any qualified plan in which such employee was a participant or other records of the predecessor employer, provided that if such records are not readily available or the use of such records is impractical, service will be based on the Employee’s date of hire with the predecessor employer as reflected in the employment records of the predecessor employer, and the Employee will be credited with 45 Hours of Service for each whole and partial week of service with the predecessor employer and will be credited with a Year of Vesting Service for each calendar year in which the Employee is credited with at least 1,000 Hours of Service.

(d)Reemployed Veterans.  Notwithstanding any provision to the contrary, Years of Vesting Service will include any period of Qualified Military Service in accordance with the requirements of Code Section 414(u).

ARTICLE II

ELIGIBILITY

2.1Initial Eligibility Requirements.

(a)General Rule.  Except as provided in subsection (b), (c), (d), (e), (f) or (g) hereof, every Covered Employee will become an Active Participant on the Entry Date coincident with or next following the date that is such Employee’s 3-month anniversary of the date he first became employed by an Affiliate, provided he is a Covered Employee on such Entry Date.

(b)Western Matching and Profit Sharing Contributions.  Except as provided in subsection (b), (c), (d), (e), (f) or (g) hereof, and solely for purposes of determining the amount and allocation of Western Matching and Western Profit Sharing Contributions, a Western Employee shall become an Active Participant on the Entry Date coincident with or next following the date on which he first completes 1 Year of Eligibility Service, provided he is a Covered Employee on such date.

(c)Waltham Matching and Additional Company Contributions.  Except as provided in subsection (b), (c), (d), (e), (f) or (g) hereof, and solely for purposes of determining the amount and allocation of Waltham Matching Contributions and Waltham Additional Company Contributions, a Waltham Union Employee shall become an Active Participant on the Entry Date coincident with or next following the date on which he first completes 1 Year of Eligibility Service, provided he is a Covered Employee on such date.

(d)Participation on Effective Date.  Each Covered Employee who is an Active Participant in the Plan for any purpose on the day immediately preceding the Effective Date will continue as an Active Participant in the Plan for such purpose in accordance with the terms of the Plan.

(e)New Participating Companies.  For Employees of companies that become Participating Companies after the Effective Date, each Covered Employee employed by a Participating Company on the date such Participating Company first becomes a Participating Company will become an Active Participant as of such Participating Company’s effective date under the Plan if, as of the Participating Company’s effective date, the Covered Employee has met the eligibility requirements set forth in this Section.

(f)Predecessor Employer.  To the extent determined by the Controlling Committee, and not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate will be taken into account in determining whether the Employee has completed the eligibility requirements set forth herein, provided the Employee was employed by such company or enterprise on the effective date of the transaction and became an Employee as a result of such transaction.

(g)Transactions.  Notwithstanding the foregoing provisions of this Section 2.1, the Controlling Company or the Administrative Committee may establish different eligibility requirements with respect to Covered Employees who become employed by a

Participating Company as a result of an asset purchase, stock purchase or other corporate transaction, subject to the requirements of Code Section 410(a).

2.2Interruptions of Service or Change in Status.

(a)Leave of Absence or Layoff.  If a Covered Employee is on a Leave of Absence or layoff on the Entry Date on which he otherwise would have become an Active Participant, he will become an Active Participant on the date he subsequently resumes the performance of duties as a Covered Employee in accordance with the terms of his Leave of Absence or layoff.

(b)Termination or Status Change before Participation.  Except as otherwise provided in the following sentence, if a Covered Employee ceases to be a Covered Employee before the Entry Date on which he otherwise would become an Active Participant and then again becomes a Covered Employee, he will become an Active Participant as of the later of (i) the Entry Date on which he otherwise would have become an Active Participant if he had not ceased to be a Covered Employee or (ii) the date he again becomes a Covered Employee.

(c)Termination or Status Change after Participation.  Except as otherwise provided in the following sentence, if an Active Participant ceases to be a Covered Employee, his active participation in the Plan will cease immediately, and he again will become an Active Participant as of the date he again becomes a Covered Employee.

(d)Change to Covered Employee Status.  If an Employee who first satisfies the eligibility requirements of Section 2.1 while he is not a Covered Employee subsequently changes his employment status so that he becomes a Covered Employee, he will become an Active Participant as of the later of (i) the date that would have been his Entry Date, or (ii) the date of his change in status.

2.3Participant Information.

Each Covered Employee who becomes a Participant will, as soon as practicable thereafter, execute and file with the Administrative Committee such personal information and data as the Administrative Committee deems necessary for the orderly administration of the Plan.  In addition, each Participant will keep the Administrative Committee or its delegate or agent informed of any changes in such information, including changes to his address and the address(es) of his Beneficiary(ies).

ARTICLE III

CONTRIBUTIONS

3.1Participant Contributions.

(a)Generally.  Each Participating Company will contribute to the Plan, on behalf of each Active Participant employed by such Participating Company, and for each regular payroll period and for each other payment of Compensation (such as the payment of a bonus) for which such Active Participant has a Before-Tax Deferral Election in effect with such Participating Company, a Before-Tax Contribution in an amount equal to the amount by which such Active Participant’s Compensation has been reduced for such period pursuant to his Before-Tax Deferral Election.

(b)Roth Contributions.  Each Participating Company will contribute to the Plan on behalf of each Active Participant employed by such Participating Company, and for each regular payroll period and for each other payment of Compensation (such as payment of a bonus) for which such Active Participant has a Roth Deferral Election in effect with such Participating Company, a Roth Contribution in an amount equal to the amount by which such Active Participant’s Compensation has been reduced for such period pursuant to his Roth Deferral Election.  Such Roth Contributions will be treated by the Participating Company that employs the Active Participant as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made the Deferral Election.

(c)Deferral Elections.  Subject to subsection (d) hereof, each Active Participant who desires that his Participating Company make a Participant Contribution on his behalf may make a Deferral Election.  Such Deferral Election will be on a form provided by the Administrative Committee, through an interactive telephone or internet-based system, or in such other manner as the Administrative Committee may prescribe, and will provide for the reduction of the Active Participant’s Compensation from each payment of eligible Compensation made while he is an Active Participant.  The Administrative Committee, in its sole discretion, may prescribe such nondiscriminatory terms and conditions governing Deferral Elections as it deems appropriate.  Subject to subsection (c) hereof and any modifications, additions or exceptions which the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms will apply to Deferral Elections:

(1)Effective Date.  An Active Participant’s initial Deferral Election will be effective as soon as practicable after the date on which the Deferral Election is processed by the Participating Company.

(2)Amount of Participant Contributions.  The Active Participant may elect to reduce his Compensation and make a Before-Tax Contribution and/or Roth Contribution for any period by a minimum of .1 percent and a maximum of 75 percent (or such other minimum or maximum percentages and/or amounts established by the Administrative Committee from time to time); provided, the maximum limitations in Article VI will apply.  The Administrative Committee, in its discretion, may from time to time establish a separate limitation on the amount of Participant Contributions that may be made by Active Participants who are Highly Compensated Employees.

(3)Term.  Each Active Participant’s Deferral Election will remain in effect in accordance with its original terms until the earliest of (i) the date the Active Participant ceases to be a Covered Employee, (ii) the date the Active Participant revokes such Deferral Election, or (iii) the date the Active Participant or the Administrative Committee modifies such Deferral Election.

(4)Revocation.  An Active Participant’s Deferral Election will terminate upon his ceasing to be a Covered Employee.  In addition, an Active Participant may revoke his Deferral Election with a Participating Company in the manner prescribed by the Administrative Committee, and such revocation will be effective as soon as administratively practicable after being submitted in accordance with procedures established for the Plan.  An Active Participant who revokes a Deferral Election may enter into a new Deferral Election in the manner prescribed by the Administrative Committee, effective as soon as administratively practicable after being submitted in accordance with procedures established under the Plan.

(5)Modification by Participant.  Effective as soon as administratively practicable after being submitted in accordance with procedures established under the Plan, an Active Participant may modify his existing Deferral Election to increase or decrease the percentage of his Participant Contribution by making a new Deferral Election in the manner prescribed by the Administrative Committee.

(6)Modification by Administrative Committee.  Notwithstanding anything herein to the contrary, the Administrative Committee may modify any Deferral Election of any Active Participant at any time by decreasing the percentage of any Participant Contributions to any extent the Administrative Committee believes necessary to comply with the limitations described in Article VI.

(d)Automatic Deferral Elections.  Notwithstanding anything in this Section to the contrary, each Covered Employee who becomes an Active Participant pursuant to Section 2.1 or 2.2 will be deemed to have made a Before-Tax Deferral Election at a rate equal to 3 percent (or such other percentage established by the Administrative Committee from time to time), effective as soon as administratively practicable following the date the Covered Employee first becomes an Active Participant, provided that he has not made a Deferral Election pursuant to subsection (c) prior to the effective date of such deemed Deferral Election.  Such deemed Deferral Election will remain in effect until such Active Participant otherwise revokes or modifies his Deferral Election.  Within a reasonable period of time before such deemed Deferral Election is to become effective, the Administrative Committee (or its designee) will notify such Active Participant that he will be deemed to have elected to defer the amounts described herein, unless he affirmatively elects to make a different (or no) Deferral Election.  If there is an administrative delay in providing such notice, automatic deferrals will not begin until a reasonable period of time after the notice has been provided to Active Participants.  The Administrative Committee, in its discretion, will establish procedures with respect to Deferral Elections made pursuant to this subsection (d) and may make such modifications, additions or exceptions to the foregoing terms as it deems necessary, appropriate or helpful.

(e)Catch-Up Contributions.  All Active Participants who have attained or will attain age 50 on or before the last day of a Plan Year will be eligible to make Catch-Up Contributions in accordance with, and subject to, the limitations of Code Section 414(v).  Subject to the foregoing limitations and except as otherwise provided herein, such Catch-Up Contributions will be treated as Participant Contributions for all purposes under the Plan.  Catch-Up Contributions will be made in accordance with procedures that the Administrative Committee may adopt from time to time.  Any Participant Contribution that a Waltham Union Participant or a Western Participant designates as a Catch-Up Contribution when made will not be eligible for Matching Contributions, regardless of whether all or part of such Contribution is later recharacterized as not constituting a Catch-Up Contribution.

(f)Correction of Errors.  In the event of an administrative error or delay in implementing a Deferral Election, the Administrative Committee shall take appropriate action (consistent with Internal Revenue Service guidance) to correct such error, provided that the Participant notifies the Administrative Committee of such error within 60 days of the date of such error.

(g)Contributions Limited to Effectively Available Compensation.  Notwithstanding any other provision of the Plan, in no event will Participant Contributions be made for a payroll period in excess of an Active Participant’s “effectively available” Compensation.  Effectively available Compensation means the Compensation remaining after all other required amounts have been withheld, e.g., tax withholding, withholding for contributions to a cafeteria plan under Code Section 125, etc., in accordance with the Participating Companies’ payroll withholding hierarchy.

(h)Transactions.  Notwithstanding the foregoing provisions of this Section 3.1, the Controlling Company or Administrative Committee may establish different Deferral Election procedures, including changes or exceptions to the automatic Deferral Election procedures, with respect to Employees who become employees of an Affiliate as a result of an asset purchase, stock purchase or other corporate transaction.

3.2Rollins Matching Contributions.

(a)Payroll Period Match.  For each Rollins Participant on whose behalf a Participating Company has made with respect to a payroll period or any other payment of compensation any Participant Contributions, such Participating Company will make, with respect to such payroll period or other payment of compensation, a Matching Contribution equal to:

(i)100 percent of the amount of such Participant Contributions that do not exceed 3 percent of the Participant’s Compensation paid by the Participating Company for such payroll period or other payment of compensation; plus

(ii)50 percent of the amount of such Participant Contributions that exceed 3 percent but do not exceed 6 percent of the Participant’s Compensation from the Participating Company for such payroll period or other payment of compensation; provided, the total amount of the Matching Contributions which a Participating Company will make for any Participant for any payroll period or other payment of compensation will not exceed 4.5 percent of such Participant’s Compensation paid by the Participating Company for such payroll period or other payment of compensation, nor will such amount exceed (or cause the Contributions to exceed) any of the maximum limitations described in Article VI.

(b)Annual True-Up Match.  For each eligible Rollins Participant (as described below), the Participating Company may, but will not be required to, make an additional Matching Contribution to the Participant’s Account in the amount equal to maximum Matching Contribution determined under the formula set forth in subsection (a), but determined on a Plan Year basis rather than a payroll period basis, reduced by the total of the payroll period Matching Contributions made pursuant to subsection (a) hereof on behalf of the Active Participant for the Plan Year.  The purpose of such additional Matching Contribution, if any is made, is to ensure that a Participant’s Account will be credited with Matching Contributions based on his total Participant Contributions during the Plan Year, regardless of the rate at which he makes Participant Contributions during the Plan Year.

(c)For purposes of this Section 3.2(b) an “eligible Rollins Participant” includes any Rollins Participant who either (i) is employed by an Affiliate on the last day of the Plan Year or (ii) is receiving severance from an Affiliate and has not been designated as terminated under the Affiliate’s payroll system on the last day of the Plan Year.  For clarity, no severance payment will be included in determining the amount of Participant or Matching Contributions.

3.3Western Matching Contributions.

(a)Payroll Period Match.  For each Western Participant on whose behalf a Participating Company has made with respect to a payroll period or any other payment of Compensation any Participant Contributions, such Participating Company will make, with respect to such payroll period or other payment of Compensation, a Matching Contribution equal to 50 percent of the amount of such Participant Contributions; provided, the total amount of the Matching Contributions which a Participating Company will make for any Western Participant for any payroll period or any other payment of Compensation will not exceed 1.5 percent of such Participant’s Compensation paid by the Participating Company for a payroll period or as part of such other payment of Compensation (that is, the 50 percent Matching Contribution will not be applied to the amount of a Participant Contribution that exceeds 3 percent of such Participant’s Compensation), nor will such amount exceed (or cause the Contributions to exceed) any of the maximum limitations described in Article VI.  Any Contribution that a Western Participant designates as a Catch-Up Contribution will not be taken into account in determining Matching Contributions, regardless of whether all or part of such Contribution is later recharacterized as not constituting a Catch-Up Contribution.

(b)True-Up Match.  If the total Western Matching Contributions to a Western Participant’s Account for a Plan Year are less than the product of 50 percent, multiplied by the lesser of (A) the total Participant Contributions made to such Participant’s Matching Account for such Plan Year, and (B) 3 percent of such Participant’s Compensation for such Plan Year, the Participating Company may, but will not be required to, make an additional Matching Contribution to the Participant’s Account in the amount, if any, by which 50 percent of the lesser of (A) or (B) above exceeds the total Matching Contribution made to such Participant’s Account for such Plan Year.  The purpose of such additional Matching Contribution, if any is made, is to ensure that each Western Participant’s Account will be credited with Matching Contributions based on his total Participant Contributions during the Plan Year, regardless of the rate at which he makes Participant Contributions during the Plan Year.  For purposes of determining the amount of any additional Matching Contribution made to a Participant’s Account, only Participant Contributions made and Compensation received after the Participant has satisfied the requirements of Section 2.1(b) shall be taken into account.

3.4Waltham Union Matching Contributions.  For each Waltham Union Participant on whose behalf a Participating Company has made with respect to a payroll period or any other payment of Compensation any Participant Contributions, such Participating Company will make with respect to such payroll period or other payment of Compensation, a Matching Contribution equal to 100 percent of such Participant Contribution provided that the total amount of the Matching Contributions that a Participating Company will make for any Waltham Union Participant for any Plan Year will not exceed $650.  Any Participant Contribution that a Waltham Union Participant designates as a Catch-Up Contribution will not be taken into account in determining such Matching Contributions, regardless of whether all or part of such Contribution is later recharacterized as not constituting a Catch-Up Contribution.

3.5Western Profit Sharing Contributions.  A Participating Company may, but will not be required to, make a Western Profit Sharing Contribution to the Plan with respect to each Plan Year.  Subject to the limitations set forth in Article VI, the amount of any such Profit Sharing Contribution will be determined at the discretion of the Board of Directors of the Participating Company; provided, the Board of Directors may delegate this authority to the Administrative Committee or any officer or officers of the Participating Company.

3.6Waltham Additional Company Contributions.  For each Plan Year, the Participating Companies will make, with respect to each Eligible Waltham Union Participant who received Compensation during such Plan Year, an Additional Company Contribution equal to 1 percent of such Compensation; provided, such amount will not exceed (or cause the Contributions to exceed) any of the maximum limitations described in Article VI.  For purposes of determining Waltham Additional Company Contributions, only Compensation attributable to the portion of the Plan Year in which an Eligible Waltham Participant was a Waltham Union Participant shall be taken into account.

3.7Supplemental Contributions.

To the extent and in such amounts as the Board or the Administrative Committee, in its sole discretion, deems desirable for any Plan Year, and subject to the requirements and limitations set forth in Article VI of the Plan, each Participating Company will make a Supplemental Contribution for a Plan Year.

3.8Form of Contributions.

All Contributions made under this Article III will be paid to the Trustee in the form of cash or Company Stock, as determined by the Board.

3.9Timing of Contributions.

(a)Participant Contributions.  Each Participating Company will pay Participant Contributions to the Trustee no sooner than immediately following the Participant’s performance of services with respect to which the Participant Contributions were made (or when the cash or other taxable benefit would be currently available, if earlier); provided, in accordance with Treasury Regulation Section 1.401(k)-1(a)(3)(iii)(C)(2), earlier payment may be made in order to accommodate bona fide administrative considerations.

(b)Matching, Waltham Additional Company, Western Profit Sharing and Supplemental Contributions.  Each Participating Company will make its best efforts to pay its Matching, Waltham Additional Company, Western Profit Sharing and Supplemental Contributions, as applicable, to the Trustee (i) on or before the date for filing its federal income tax return (including extensions thereof) for the tax year to which such Contributions relate, or (ii) on or before any other date that is within the time allowed to permit the Participating Company to properly deduct, for federal income tax purposes and for the tax year of the Participating Company in which the obligation to make such Contributions was incurred, the full amount of such Matching, Waltham Additional Company, Western Profit Sharing and Supplemental Contributions; provided, in the event the amount of Supplemental Contributions cannot be calculated by the latest date described hereinabove, such Supplemental Contributions may be made at a later date (subject to the limitations under Code Section 415) which is on or before the last day of the Plan Year following the Plan Year to which such Supplemental Contributions relate.  Each Participating Company will pay Matching Contributions to the Trustee no sooner than the date on which the Participating Company makes the Participant Contribution to which the Matching Contribution relates; provided, this timing limitation will not apply to (i) a Forfeiture that is allocated as a Matching Contribution pursuant to Section 5.6, or (ii) a Matching Contribution made in order to accommodate bona fide administrative considerations in accordance with Treasury Regulation Section 1.401(m)-1(a)(2)(iii)(C).

3.10Contingent Nature of Company Contributions.

Notwithstanding any other provision of this Article III and subject to the terms of Section 16.7, Contributions made to the Plan by a Participating Company are made expressly contingent upon the deductibility thereof for federal income tax purposes for the taxable year of the Participating Company with respect to which such Contributions are made.

3.11Restoration Contributions.

(a)Restoration Upon Buy-Back.  If a Participant who is not 100 percent vested in his Account has received a distribution of his entire vested Account in a manner described in Section 9.3, such that he forfeits the nonvested portion of his Account, and such Participant subsequently is rehired as a Covered Employee prior to the occurrence of 5 consecutive Breaks in Service, that individual may, prior to the earlier of (i) 5 years after the first date on which he is rehired or (ii) the close of the first period of 5 consecutive Breaks in Service commencing after the distribution, repay the full amount of the distribution to the Trustee (unadjusted for gains or losses).  Upon such repayment, his Account will be credited with (i) all of the benefits (unadjusted for gains or losses) which were forfeited, and (ii) the amount of the repayment.

(b)Restoration of Forfeitures.  If a Participant has forfeited his entire Account in accordance with Section 9.3 and such Participant subsequently is rehired as a Covered Employee prior to the occurrence of 5 consecutive Breaks in Service, his Account will be credited with all of the benefits (unadjusted for gains or losses) which were forfeited, if any.

(c)Restoration Contribution.  The assets necessary to fund the Account of the rehired individual (in excess of the amount of the Participant’s repayment, if any) will be provided no later than as of the end of the Plan Year following the Plan Year in which repayment occurs (if subsection (a) hereof applies) or the individual is rehired (if subsection (b) hereof applies), and will be provided in the discretion of the Administrative Committee from (i) income or gain to the Trust Fund, (ii) Forfeitures arising from the Accounts of Participants employed or formerly employed by the Participating Companies, or (iii) contributions by the Participating Companies.

3.12Military Service.

Notwithstanding any provision in this Plan to the contrary, contributions and benefits with respect to Qualified Military Service will be provided in accordance with Code Section 414(u).  In the event a Participant resumes employment following a period of Qualified Military Service and is entitled to Contributions relating to such period of Qualified Military Service under the Uniformed Services Employment and Reemployment Rights Act of 1994, the amount of any makeup Contributions to which the Participant would otherwise be entitled under Code Section 414(u) upon return to employment will be reduced by Contributions made to the Plan on the Participant’s behalf based on differential wage payments, as defined in Code Section 3401(h)(2), during such period of Qualified Military Service.

3.13Accounting for Roth Contributions.

(a)Separate Accounting.  Contributions and withdrawals of Roth Contributions will be credited and debited to the Roth Account maintained for each Participant.  The Plan will maintain a record of the amount of Roth Contributions in each Participant’s Account.  Gains, losses, and other credits or charges will be separately allocated on a reasonable and consistent basis to each Participant’s Roth Account and the Participant’s other subaccounts under the Plan.  No Contributions other than Roth Contributions and properly attributable earnings will be credited to a Participant’s Roth Account.

(b)Treatment as Before-Tax Contributions.  Roth Contributions will be treated as Before-Tax Contributions and Roth Deferral Elections will be treated as Deferral Elections for all purposes under the Plan (including, for example, for purposes of calculating Matching Contributions and for purposes of in-service withdrawals and loans), except as follows:

(1)Return of Excess Amounts.  In the case of a distribution to a Participant pursuant to Section 6.1, 6.2 or 6.3 of the Plan, the Administrative Committee may provide procedures by which a Participant may notify the Administrative Committee whether, and in what amount, excess contributions are Roth Contributions or Before-Tax Contributions.  In the absence of such procedures, or a Participant’s notification thereunder, any applicable Roth Contributions made by such Participant will be distributed after any applicable Before-Tax Contributions made by such Participant.

ARTICLE IV

ROLLOVERS AND TRANSFERS BETWEEN PLANS

4.1Rollover Contributions.

(a)Request by Covered Employee.  A Covered Employee may make a request (in writing or in such other format as permitted by the Administrative Committee) to the Administrative Committee that he be permitted to contribute, or cause to be contributed, to the Trust Fund a Rollover Contribution which is received by such Covered Employee or to which such Covered Employee is entitled.  Such written request will contain information concerning the type of property constituting the Rollover Contribution and a statement, satisfactory to the Administrative Committee, that the property constitutes a Rollover Contribution.  If a Covered Employee who is not a Participant makes a Rollover Contribution, the time and method of distribution of such Covered Employee’s Rollover Account will be determined under the terms of the Plan as if such Covered Employee were a Participant, but he will not be considered a Participant under the Plan for any other purpose.

(b)Acceptance of Rollover.  Subject to the terms of the Plan and the Code (including regulations and rulings thereunder), the Administrative Committee, in its sole discretion, will determine whether (and if so, under what conditions and in what form) a Rollover Contribution will be accepted by the Trustee.  For example, the Administrative Committee, in its sole discretion, may decide to allow Rollover Contributions from a Covered Employee and/or direct Rollover Contributions from another qualified retirement plan (as described in Code Section 401(a)(31)) and may decide to pass through to the Covered Employee making the Rollover Contribution any recordkeeping fees directly attributable to his Rollover Contribution.  In the event the Administrative Committee permits a Covered Employee to make a Rollover Contribution, the amount of the Rollover Contribution will be transferred to the Trustee and allocated as soon as practicable thereafter to a Rollover Account for the Covered Employee.  Unless the Administrative Committee permits otherwise, all Rollover Contributions will be made in cash.

(c)Separate Accounting for After-Tax Rollovers.  To the extent that the Plan accepts a Rollover Contribution that includes amounts that would not be includible in the Participant’s gross income (determined without regard to Code Section 402(c)(1)), the Plan will separately account for the portion of such Rollover Contribution that would be includible in gross income and the portion of the Rollover Contribution which is not so includible.

4.2Transfer Contributions.

(a)Direct Transfers Permitted.  The Administrative Committee, in its sole discretion, may permit direct trustee-to-trustee transfers of assets and liabilities to the Plan (which will be distinguished from direct Rollover Contributions as described in Code Section 401(a)(31)) as a Transfer Contribution on behalf of a Participant.

(b)Mergers and Spin-Offs Permitted.  The Administrative Committee, in its sole discretion, may permit other qualified retirement plans to transfer assets and liabilities to the Plan as part of a merger, spin-off or similar transaction.  Any such transfer will be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate.  Without limitation, the Administrative Committee will determine the schedule under which such Transfer Contributions will vest.

(c)Establishment of Transfer Accounts.  As soon as practicable after the date the Trustee receives a Transfer Contribution, there will be credited to one or more Transfer Accounts of each Participant the total amount received from the respective accounts of such Participant in the transferring qualified retirement plan.  Any amounts so credited as a result of any such merger or spin-off or other transfer will be subject to all of the terms and conditions of the Plan from and after the date of such transfer.

(d)Transfer Accounts.  The rules and terms applicable to Transfer Contributions and resulting Transfer Accounts will be reflected on Schedule B hereto.

4.3Spin-Offs to Other Plans.

The Administrative Committee, in its sole discretion, may cause the Plan to transfer to another qualified retirement plan (as part of a spin-off, change in control or similar transaction) all or part of the assets and liabilities maintained under the Plan.  Any such transfer will be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate.  Upon the effective date of any such transfer, the Plan and Trust will have no further responsibility or liability with respect to the transferred assets and liabilities.

ARTICLE V

PARTICIPANTS’ ACCOUNTS; CREDITING AND ALLOCATIONS

5.1Establishment of Participants’ Accounts.

To the extent appropriate, the Administrative Committee will establish and maintain, on behalf of each Participant and Beneficiary, an Account which will be divided into segregated subaccounts.  The subaccounts will include (to the extent applicable) After-Tax, Participant, Matching, Pension Restoration, Supplemental, Rollover and Transfer Accounts and such other subaccounts as the Administrative Committee deems appropriate or helpful.  Each Account will be credited with Contributions allocated to such Account and generally will be credited with income on investments derived from the assets of such Accounts.  Notwithstanding anything herein to the contrary, while Contributions may be allocated to a Participant’s Account as of a particular date (as specified in the Plan), such Contributions will actually be added to a Participant’s Account and will be credited with investment experience only from the date such Contributions are received and credited to the Participant’s Account by the Trustee.  Each Account of a Participant or Beneficiary will be maintained until the value thereof has been distributed to or on behalf of such Participant or Beneficiary.

5.2Allocation and Crediting of Before-Tax, Roth, Matching, Waltham Additional Company, Rollover and Transfer Contributions.

On each Valuation Date coinciding with or occurring as soon as practicable after the date on which Before-Tax, Roth, Matching, Waltham Additional Company, Rollover and Transfer Contributions are received on behalf of an Active Participant, such Contributions will be allocated and credited to the appropriate Before-Tax Account, Roth Account, Matching Account, Rollover Account (and further allocated between the Roth Rollover Account and the non-Roth Rollover Account) and Transfer Account, respectively, of such Active Participant.  Notwithstanding the foregoing, the allocation of Participant Contributions, and the Matching Contributions which relate to such Participant Contributions, will be effective no later than the last day of the Plan Year during which such Participant Contributions are withheld from Active Participant’s Compensation.

5.3Allocation and Crediting of Western Profit Sharing Contributions.

As of the last day of each Plan Year for which the Participating Companies make (or are deemed to have made) Western Profit Sharing Contributions, each Eligible Western Participant for such Plan Year will have allocated and credited to his Western Profit Sharing Account a portion of such Western Profit Sharing Contributions.  Such Contributions will be allocated to the Profit Sharing Account of each Eligible Western Participant in the same proportion that (i) the Compensation of such Eligible Western Participant for such Plan Year bears to (ii) the total Compensation of all such Eligible Western Participants for such Plan Year.  Only Compensation received by an Eligible Western Participant after satisfying the eligibility requirements of Section 2.1(b) and while the Participant is an Eligible Western Participant shall be taken into account for purposes of allocating Western Profit Sharing Contributions.

5.4Allocation and Crediting of Supplemental Contributions.

(a)General Provision.  As of the last day of each Plan Year for which the Participating Companies make (or are deemed to have made) Supplemental Contributions, each Eligible Nonhighly Compensated Participant who is eligible to receive an allocation of Supplemental Contributions for such Plan Year (pursuant to the terms of subsection (b), (c), (d) or (e) hereof, whichever is applicable) will have allocated and credited to his Supplemental Account a portion of the Supplemental Contributions made for such Plan Year by the Participating Companies.  The Administrative Committee will cause a portion of such Supplemental Contributions to be allocated to the Supplemental Account of each such Participant in accordance with the terms of subsection (b), (c), (d) or (e) hereof, whichever is applicable.  Any Supplemental Contribution made to correct a failure to satisfy the ADP Tests will be separate from any Supplemental Contribution made to correct a failure to satisfy the ACP Tests.  Each such separate Supplemental Contribution may be allocated pursuant to the terms of subsection (b), (c), (d) or (e) hereof and will be separately subject to any limitations set forth in those subsections (including, but not limited to, the 5 percent maximum set forth in subsection (d) hereof).

(b)Per Capita Supplemental Contributions.  To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Per Capita Supplemental Contributions,” such Contributions will be allocated to the Supplemental Accounts of all Eligible Nonhighly Compensated Participants on a per capita basis (that is, the same dollar amount will be allocated to the Supplemental Account of each Eligible Nonhighly Compensated Participant).

(c)Proportional Supplemental Contributions.  To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Proportional Supplemental Contributions,” such Contributions will be allocated to the Supplemental Account of each Eligible Nonhighly Compensated Participant in the same proportion that (i) the Compensation of such Eligible Nonhighly Compensated Participant for such Plan Year bears to (ii) the total Compensation of all such Eligible Nonhighly Compensated Participants for such Plan Year.

(d)Targeted Supplemental Contributions.  To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Targeted Supplemental Contributions,” such Contributions will be allocated to the Supplemental Account of some or all Eligible Nonhighly Compensated Participants (i) beginning with such Eligible Nonhighly Compensated Participant(s) who have the lowest Compensation until (A) such Eligible Nonhighly Compensated Participant(s) reach their annual addition limits (as described in Section 6.4), (B) to the extent that such Targeted Supplemental Contributions are designated by the Administrative Committee as being used solely to satisfy the ADP Tests and/or ACP Tests, such Eligible Nonhighly Compensated Participant(s) are allocated a Supplemental Contribution equal to 5 percent of their Compensation, or (C) the amount of the Supplemental Contributions is fully allocated, and then (ii) continuing with successive individuals or groups of such Eligible Nonhighly Compensated Participants in the same manner until the amount of the Targeted Supplemental Contributions is fully allocated.

(e)Supplemental Matching Contributions.  To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Supplemental Matching Contributions,” such contributions will be allocated to the Supplemental Account of each Eligible Nonhighly Compensated Participant in the same proportion that (i) such Eligible Nonhighly Compensated Participant’s Plan Year Before-Tax Contributions that do not exceed the maximum amount of Participant Contributions taken into account in determining Matching Contributions for such Plan Year bears to (ii) the total of all such Eligible Nonhighly Compensated Participants’ Plan Year Participant Contributions (calculated by taking into account for such Eligible Nonhighly Compensated Participants only the maximum amount of Before-Tax Contributions taken into account in determining Matching Contributions for such Plan Year).

5.5Crediting of Restoration Contributions.

As of the Valuation Date coinciding with or immediately following the date on which the Plan restores the forfeitable portion of a Participant’s Account pursuant to Section 3.11, such amount will be credited to the Account of the Participant.

5.6Allocation of Forfeitures.

To the extent Forfeitures are not used to pay restoration contributions pursuant to Section 3.11 or to replace abandoned Accounts as provided in Section 11.9, the Administrative Committee, in its sole discretion, may use such Forfeitures to pay the reasonable administrative expenses of the Plan or to reduce the Participating Companies’ obligation, if any, to make contributions (i) pursuant to the terms of the Plan for the Plan Year in which such Forfeitures occurred or any subsequent Plan Year(s), or (ii) pursuant to any voluntary corrective action taken under any correction program available through the Internal Revenue Service, the Department of Labor or other administrative agency.

5.7Allocation and Crediting of Investment Experience.

As of each Valuation Date, the Trustee will determine the fair market value of the Trust Fund which will be the sum of the fair market values of the Investment Funds, as determined by the institutions maintaining the Investment Funds.  Each Participant’s or Beneficiary’s Account will be allocated and credited with a portion of such earnings or debited with a portion of such losses in each Investment Fund, in the proportion that the amount credited to such Account is invested in each Investment Fund.  Each Account will also be appropriately adjusted to reflect any Contributions, distributions, withdrawals or transfers between Investment Funds and other disbursements from such Account.  The provisions of this Section 5.7 will apply to all investment earnings or losses other than dividends paid on Company Stock that are allocated pursuant to Section 5.8.

5.8Allocation of Adjustments Upon Change in Capitalization.

If the outstanding shares of Company Stock held in the Plan increase or decrease by reason of recapitalization, reclassification, stock split, combination of shares or dividends payable in shares of Company Stock, such increase or decrease will be allocated to each Account as of the date on which the event requiring such adjustment occurs, in the same manner as the share to which it is attributable is then allocated.

5.9Good Faith Valuation Binding.

In determining the value of the Trust Fund and the Accounts, the Trustee and the Administrative Committee will exercise their best judgment, and all such determinations of value (in the absence of bad faith) will be binding upon all Participants and Beneficiaries.

ARTICLE VI

CONTRIBUTION AND SECTION 415 LIMITATIONS

AND NONDISCRIMINATION REQUIREMENTS

6.1Maximum Limitation on Elective Deferrals.

(a)Maximum Elective Deferrals Under Participating Company Plans.  The aggregate amount of a Participant’s Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with the Participating Companies will not exceed the Maximum Deferral Amount.

(b)Return of Excess Participant Contributions.  If the aggregate amount of a Participant’s Participant Contributions made for any calendar year exceeds the Maximum Deferral Amount, the Participant will be deemed to have notified the Administrative Committee of such excess, and the Administrative Committee will cause the Trustee to distribute to such Participant, on or before April 15 of the next succeeding calendar year, the total of (i) the amount by which such Participant Contributions exceed the Maximum Deferral Amount, plus (ii) any earnings allocable thereto for the calendar year for which such Participant Contributions were made.  In addition, Matching Contributions made on behalf of the Participant which are attributable to the distributed Participant Contributions will be forfeited.

(c)Return of Excess Elective Deferrals Provided by Other Participating Company Arrangements.  If after the reduction described in subsection (b) hereof, a Participant’s aggregate Elective Deferrals under plans, contracts and arrangements with the Controlling Company and all Affiliates still exceed the Maximum Deferral Amount, then the Participant will be deemed to have notified the Administrative Committee of such excess, and, unless the Administrative Committee directs otherwise, such excess will be reduced by distributing to the Participant Elective Deferrals that were made for the calendar year under such plans, contracts and/or arrangements with the Controlling Company and all Affiliates other than the Plan in the manner described in subsection (b) hereof.

(d)Discretionary Return of Elective Deferrals.  If after the reductions described in subsections (b) and (c) hereof (i) a Participant’s aggregate Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with Participating Companies and any other employers still exceed the Maximum Deferral Amount, and (ii) such Participant submits to the Administrative Committee, on or before the April 15 following the end of such calendar year or such earlier date as established by the Administrative Committee, a written request that the Administrative Committee distribute to such Participant all or a portion of his remaining Participant Contributions made for such calendar year, then the Administrative Committee may, but will not be required to, cause the Trustee to distribute such amount, plus any allocable income or loss up to the last day of such calendar year, to such Participant in the manner described in subsection (b) hereof on or before the April 15 following the end of the year in which the Maximum Deferral Amount was exceeded.

(e)Return of Excess Annual Additions.  Any Participant Contributions returned to a Participant to correct excess Annual Additions will be disregarded for purposes of determining whether the Maximum Deferral Amount has been exceeded.

6.2Nondiscrimination Requirements for Participant Contributions.

(a)ADP Tests.  The allocation of the aggregate of all (i) Participant Contributions (other than Catch-Up Contributions), (ii) to the extent designated by the Administrative Committee pursuant to subsection (c) hereof, Supplemental Contributions, and (iii) to the extent taken into account under subsection (d) hereof, before-tax and/or qualified nonelective contributions made under another plan, will satisfy at least one of the following ADP Tests for each Plan Year:

(1)The ADP of the Active Participants who are Highly Compensated Employees during the current Plan Year will not exceed the product of (i) the ADP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year, multiplied by (ii) 1.25; or

(2)The ADP of the Active Participants who are Highly Compensated Employees during the current Plan Year will not exceed the ADP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year by more than 2 percentage points, nor will it exceed the product of (i) the ADP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year, multiplied by (ii) 2.

(b)ADP or Actual Deferral Percentage.  The term “ADP” or “Actual Deferral Percentage” means, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the total of the amount of Participant Contributions (excluding Participant Contributions taken into account under Section 6.3 to help satisfy the ACP Tests, Catch-Up Contributions and any Contributions removed from a Participant’s Account to correct excess Annual Additions) and, to the extent designated under Section 6.2(c) by the Administrative Committee, the Supplemental Contributions (excluding Supplemental Contributions counted for purposes of Section 6.3(c)) as well as other before-tax, Roth and/or qualified nonelective contributions actually paid to the Trustee on behalf of each such Participant for a specified Plan Year, to (ii) such Participant’s Compensation for such specified Plan Year.  Supplemental Contributions will be taken into account in determining a Participant’s ADP only if such Supplemental Contributions satisfy the requirements of Treasury Regulation Section 1.401(k)-2(a)(6).  If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which before-tax or Roth contributions are made (other than a plan for which aggregation with the Plan is not permitted), the before-tax and Roth contributions made with respect to such Highly Compensated Employee will be aggregated for purposes of determining his ADP in accordance with Treasury Regulation Section 1.401(k)-2(a)(3)(ii).  The ADP will be rounded to the nearest 1/100th of a percent and will be calculated in a manner consistent with the terms of Code Section 401(k) and the regulations thereunder.  If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II but makes no Participant Contributions and receives no allocation of Supplemental Contributions that are taken into account for purposes of the ADP Tests, such Participant’s ADP for such Plan Year will be zero.

(c)Adjustments to Actual Deferral Percentages.  In the event that the allocation of the Participant Contributions and Supplemental Contributions for a Plan Year does not satisfy one of the ADP Tests of subsection (a) hereof, the Administrative Committee will cause the Participant and Supplemental Contributions for such Plan Year to be adjusted in accordance with one or a combination of the following options:

(1)The Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year or, if applicable, the immediately prior Plan Year, Supplemental Contributions on behalf of, and allocable to, the Participants described in Section 5.4 with respect to such Plan Year.  Such Supplemental Contributions will be allocated among such Participants pursuant to one of the methods described in Section 5.4.

(2)By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ADP Tests, the Administrative Committee may direct the Trustee to reduce the Participant Contributions taken into account with respect to Highly Compensated Employees under such failed ADP Tests by the dollar amount necessary to satisfy one of the ADP Tests.  The total dollar amount by which Participant Contributions will be reduced will be determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of individual Actual Deferral Percentages, beginning with the highest Actual Deferral Percentage.  Notwithstanding the method of determining the total dollar amount of such reductions, actual reductions in Participant Contributions will be made in accordance with, and solely from the Accounts of those Highly Compensated Employees who are affected by, the following procedure:

(A)First, the Participant Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Participant Contributions for such Plan Year will be reduced by the lesser of (i) the entire amount of required reductions determined as described above, or (ii) that part of such amount as will cause the amount of Participant Contributions of each such Highly Compensated Employee to equal the amount of Participant Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Participant Contributions for such Plan Year.  In addition, to the extent that a Highly Compensated Employee’s Participant Contributions are reduced pursuant to this Section, any Matching Contributions made on behalf of a Highly Compensated Employee which are attributable to the distributed Participant Contributions will be forfeited.

(B)Substantially identical steps will be followed for making further reductions in the Participant Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Participant Contributions for such Plan Year until the entire required reduction has been made.

(C)Any amount by which Participant Contributions are so reduced will be reduced by any excess deferrals previously distributed to the

Participant under this Section for the taxable year ending within the same Plan Year.  The resulting amount, plus any earnings attributable thereto (excluding any gap income or loss), will be distributed to the Highly Compensated Employees from whose Before-Tax and/or Roth Accounts such reductions have been made, except to the extent that Code Section 414(v) permits such Participant Contributions to be characterized as Catch-Up Contributions and remain in the Plan.

(d)Multiple Plans.  If before-tax, Roth and/or qualified nonelective contributions are made to one or more other plans which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or Code Section 410(b), such plans will be treated as one plan for purposes of this Section, and the before-tax and Roth contributions (excluding catch-up contributions) and applicable qualified nonelective contributions made to those other plans will be combined with the Participant and applicable Supplemental Contributions for purposes of performing the tests described in subsection (a) hereof.  In addition, the Administrative Committee may elect to treat the Plan as a single plan along with the one or more other plans to which before-tax, Roth and/or qualified nonelective contributions are made for purposes of this Section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Sections 401(a)(4) and 410(b) [other than the requirements of Code Section 410(b)(2)(A)(ii)].  However, plans may be aggregated for purposes of this subsection (d) only if they have the same plan year and use the same testing method for the ADP Tests.

(e)Separate Testing.  In accordance with Treasury Regulation Section 1.401(k)-1(b)(4)(iv), the Plan may be permissively or mandatorily disaggregated into two or more plans for purposes of performing the tests described in subsection (a) hereof.  In addition, pursuant to Code Section 401(k)(3)(F), the Administrative Committee may elect to exclude from the ADP Tests all Active Participants who are not Highly Compensated Employees and who have not satisfied the age and service requirements of Code Section 410(a)(1)(A).  If the ADP Tests are performed separately for any group of Participants, then only the Participants included in such separate ADP Tests will be taken into account for purposes of allocating Supplemental Contributions made for the purpose of satisfying such ADP Tests and for purposes of any adjustments made pursuant to subsection (c) hereof.

(f)Interpretation.  The requirements of this Section will be interpreted and applied in a manner consistent with applicable Treasury Regulations.  To the extent permitted under such Treasury Regulations, the Administrative Committee may elect to use any optional or alternative methods of applying the limitations of this Section.

6.3Nondiscrimination Requirements for Matching Contributions.

(a)ACP Tests.  The allocation of the aggregate of all (i) after-tax contributions, (ii) Matching Contributions, (iii) to the extent designated by the Administrative Committee pursuant to subsection (c) hereof, Supplemental Contributions, and (iv) to the extent designated by the Administrative Committee pursuant to subsection (d) hereof, other before-tax, Roth and/or qualified nonelective contributions made under another plan will satisfy at least one of the following ACP Tests for such Plan Year:

(1)The ACP of the Active Participants who are Highly Compensated Employees during the current Plan Year will not exceed the product of (i) the ACP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year, multiplied by (ii) 1.25; or

(2)The ACP of the Active Participants who are Highly Compensated Employees during the current Plan Year will not exceed the ACP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year by more than 2 percentage points, nor will it exceed the product of (i) the ACP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year, multiplied by (ii) 2.

(b)ACP or Actual Contribution Percentage.  The term “ACP” or “Actual Contribution Percentage” means, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the total of the amount of Matching Contributions and, to the extent designated by the Administrative Committee, the Participant and/or Supplemental Contributions, as well as other matching, before-tax, Roth and/or qualified nonelective contributions (excluding Participant Contributions and Supplemental Contributions counted for purposes of Section 6.2, Catch-up Contributions, and any Contributions returned to a Participant or otherwise removed from his Account to correct excess Annual Additions) actually paid to the Trustee on behalf of each such Participant for a specified Plan Year, to (ii) such Participant’s Compensation for such specified Plan Year.  Matching Contributions will be taken into account in determining a Participant’s ACP only to the extent that such Matching Contributions satisfy the requirements of Treasury Regulation Section 1.401(m)-2(a)(5).  Supplemental Contributions will be taken into account in determining a Participant’s ACP only if such Supplemental Contributions satisfy the requirements of Treasury Regulation Sections 1.401(m)-2(a)(6).  If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which matching or after-tax contributions are made (other than a plan for which aggregation with the Plan is not permitted), the matching and after-tax contributions made with respect to such Highly Compensated Employee will be aggregated for purposes of determining his ACP in accordance with Treasury Regulation Section 1.401(m)-2(a)(3)(ii).  The ACP will be rounded to the nearest 1/100th of a percent and will be calculated in a manner consistent with the terms of Code Section 401(m) and the regulations thereunder.  If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II but makes no Participant Contributions which are taken into account (as described above) for purposes of calculating his ACP, and if he receives no allocations of Matching Contributions or qualified nonelective contributions which are taken into account (as described above) for purposes of calculating his ACP, such Participant’s ACP for such Plan Year will be zero.

(c)Adjustments to Actual Contribution Percentages.  In the event that the allocation of the Participant, Matching and Supplemental Contributions and other after-tax, before-tax, Roth and qualified nonelective contributions for a Plan Year does not satisfy one of the ACP Tests of subsection (a) hereof, the Administrative Committee will cause such Matching Contributions for the Plan Year to be adjusted in accordance with one or a combination of the following options:

(1)The Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year or, if applicable, the immediately prior Plan Year, Supplemental Contributions on behalf of, and specifically allocable to, the Participants described in Section 5.4 with respect to such Plan Year.  Such Supplemental Contributions will be allocated among the Participants pursuant to the methods described in Section 5.4.  Alternatively, or in addition, the Administrative Committee may add a portion of the Participant Contributions (other than Catch-Up Contributions) that are made for the applicable Plan Year by the Participants who are not Highly Compensated Employees and that are not needed for the Plan to satisfy the ADP Tests for the Plan Year to the Matching Contributions for such Participants to increase the ACP for such Participants.

(2)By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ACP Tests, the Administrative Committee may direct the Trustee to reduce Matching Contributions taken into account with respect to Highly Compensated Employees under such failed ACP Tests by the dollar amount necessary to satisfy one of the ACP Tests.  The amount by which Matching Contributions will be reduced will be determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of individual Actual Contribution Percentages, beginning with the highest Actual Contribution Percentage.  Notwithstanding the method of determining the total dollar amount of such reductions, actual reductions in Matching Contributions will be made in accordance with, and solely from the Accounts of those Highly Compensated Employees who are affected by, the following procedure:

(A)First, the Matching Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Matching Contributions for such Plan Year will be reduced by the lesser of (i) the entire amount of required reductions determined as described above, or (ii) that part of such amount as will cause the dollar amount of Matching Contributions of each such Highly Compensated Employee to equal the amount of Matching Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Matching Contributions for such Plan Year.

(B)Substantially identical steps will be followed for making further reductions in the Matching Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Matching Contributions for such Plan Year until the entire required reduction has been made.

(C)The amount by which Matching Contributions are to be reduced, plus any earnings attributable thereto through the last day of such Plan Year, will be forfeited; provided, if the Matching Contributions to be reduced are vested and therefore may not be forfeited, those Matching Contributions, plus any earnings attributable thereto (excluding any gap income or loss) will be distributed to the Highly Compensated Employees from whose Matching Accounts such reductions have been made.

(d)Multiple Plans.  If matching, after-tax, before-tax, Roth and/or qualified nonelective contributions are made to one or more other plans which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or Code Section 410(b), such plans will be treated as one plan for purposes of this Section, and the matching, after-tax, applicable before-tax and/or Roth contributions (other than catch-up contributions) and qualified nonelective contributions made to those other plans will be combined with the Matching, applicable Participant and Supplemental Contributions for purposes of performing the tests described in subsection (a) hereof.  In addition, the Administrative Committee may elect to treat the Plan as a single plan along with one or more other plans to which matching, after-tax, applicable before-tax, Roth and/or qualified nonelective contributions are made for purposes of this Section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Sections 401(a)(4) and 410(b) [other than the requirements of Code Section 410(b)(2)(A)(ii)].  However, plans may be aggregated for purposes of this subsection (d) only if they have the same plan year and use the same testing method for the ACP Tests.

(e)Separate Testing.  In accordance with Treasury Regulation Section 1.401(m)-1(b)(4)(iv), the Plan may be permissively or mandatorily disaggregated into two or more plans for purposes of performing the tests described in subsection (a) hereof.  In addition, pursuant to Code Section 401(m)(5)(C), the Administrative Committee may elect to exclude from the ACP Tests all Active Participants who are not Highly Compensated Employees and who have not satisfied the age and service requirements of Code Section 410(a)(1)(A).  If the ACP Tests are performed separately for any group of Participants, then only the Participants included in such separate ACP Tests will be taken into account for purposes of allocating Supplemental Contributions made for the purpose of satisfying such ACP Tests and for purposes of any adjustments made pursuant to subsection (c) hereof.

(f)Interpretation.  The requirements of this Section will be interpreted and applied in a manner consistent with applicable Treasury Regulations.  To the extent permitted under such Treasury Regulations, the Administrative Committee may elect to use any optional or alternative methods of applying the limitations of this Section.

6.4Code Section 415 Limitations on Maximum Contributions.

(a)General Limit on Annual Additions.  In no event will the Annual Addition to a Participant’s Account for any Limitation Year, under the Plan and any other Defined Contribution Plan maintained by an Affiliate, exceed the lesser of:

(1)$61,000 (as adjusted by the Secretary of the Treasury under Code Section 415(d) to reflect cost-of-living increases); or

(2)100 percent of such Participant’s Compensation.

(b)Combined Plan Limit.  If an Employee is a participant in the Plan and any other Defined Contribution Plan maintained by an Affiliate and a corrective adjustment in such Employee’s benefits is required to comply with this Section, such adjustment will be made under the other plan(s).

(c)Compliance with Code Section 415.  The limitations in this Section are intended to comply with the provisions of Code Section 415 and, to the extent not included herein, Code Section 415 and the applicable regulations, including but not limited to the regulations that were published in the Federal Register on April 5, 2007, are hereby incorporated by reference, so that the maximum benefits permitted under plans of the Affiliates will be exactly equal to the maximum amounts allowed under Code Section 415 and the regulations thereunder.

6.5Construction of Limitations and Requirements.

The descriptions of the limitations and requirements set forth in this Article VI are intended to serve as general statements of the legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code.  The Participating Companies do not desire or intend, and the terms of this Article VI will not be construed, to impose any more restrictions on the operation of the Plan than required by law.  Therefore, the terms of this Article VI and any related terms and definitions in the Plan will be interpreted and operated in a manner which imposes the least restrictions on the Plan.

ARTICLE VII

INVESTMENTS

7.1Establishment of Trust Account.

All Contributions are to be paid over to the Trustee, to be held in the Trust Fund and invested in accordance with the terms of the Plan and the Trust.

7.2Investment Funds.

(a)Establishment of Investment Funds.  In accordance with instructions from the Investment Committee and the terms of the Plan and the Trust, the Trustee will establish and maintain Investment Funds for the investment of the assets of the Trust Fund.  Such Investment Funds will be established and modified from time to time without necessity of amendment to the Plan and will have the investment objectives prescribed by the Investment Committee.  Investment Funds also may be established and maintained for any limited purpose(s) the Investment Committee may properly direct (for example, for the investment of certain specified Accounts transferred from a Prior Plan), subject to any restrictions related to such purpose(s) that the Investment Committee may determine.  Similarly, at the authorized direction of the Investment Committee, the Trustee may eliminate one or more of the then existing Investment Funds.  The Trustee may invest Contributions it receives in interest bearing accounts until such time as a Participant’s investment directions can be effected.

(b)Reinvestment of Cash Earnings.  Any investment earnings received in the form of cash with respect to any Investment Fund (in excess of the amounts necessary to make cash distributions or to pay Plan or Trust expenses) will be reinvested in such Investment Fund.

7.3Participant Direction of Investments.

Each Participant or Beneficiary generally may direct the manner in which his Accounts and Contributions will be invested in and among the Investment Funds described in Section 7.2.  Participant investment directions will be made in accordance with the following terms:

(a)Investment of Contributions.  Except as otherwise provided in this Section, each Participant may elect, on a form provided by the Administrative Committee, through an interactive telephone or internet-based system or in such other manner as the Administrative Committee may prescribe, the percentage of his future Contributions that will be invested in each Investment Fund.  An initial election of a Participant will be made as of the Entry Date on which the Participant commences or recommences participation in the Plan and will apply to all such specified Contributions credited to such Participant’s Account after such Entry Date; provided, to the extent determined by the Administrative Committee, an investment election may be made with respect to a Rollover Contribution before a Covered Employee becomes an Active Participant.  Such Participant may make subsequent elections as of any Valuation Date, and such elections will apply to all such Contributions credited to such Participant’s Accounts following such date.  For purposes hereof, Contributions and/or Forfeitures that are credited to a Participant’s or Beneficiary’s Account will be subject to the investment election in effect on the date on which such amounts are actually received and credited, regardless of any prior date “as of” which such Contributions may have been allocated to his Account.  Any election made pursuant to this subsection (a) with respect to future Contributions will remain effective until changed by the Participant.  In the event a Participant never makes an investment election or makes an incomplete or insufficient election in some manner, the Trustee, based on authorized directions from the Administrative Committee, will direct the investment of the Participant’s future Contributions.

(b)Investment of Existing Account Balances.  Except as otherwise provided in this Section, each Participant or Beneficiary may elect, on a form provided by the Administrative Committee, through an interactive telephone or internet-based system or in such other manner as the Administrative Committee may prescribe, the percentage of his existing Accounts that will be invested in each Investment Fund.  Such Participant or Beneficiary may make such elections effective as of any Valuation Date following his Entry Date into the Plan (or the crediting of his Rollover Contribution).  Each such election will remain in effect until changed by such Participant or Beneficiary.  In the event a Participant or Beneficiary fails to make an election for his existing Account balance pursuant to the terms of this subsection (b) which is separate from his election made for his Contributions pursuant to the terms of subsection (a) hereof, or if a Participant’s or Beneficiary’s investment election form is incomplete or insufficient in some manner, the Participant’s or Beneficiary’s existing Account balance will continue to be invested in the same manner provided under the terms of the most recent election affecting that portion of his Account; provided, if no such election exists, the Trustee, based on authorized directions from the Administrative Committee, will direct the investment of the Participant’s or Beneficiary’s existing Account balance.

(c)Conditions Applicable to Elections.  The Administrative Committee will have complete discretion to adopt and revise procedures to be followed in making such investment elections.  Such procedures may include, but are not limited to, the process of the election, the permitted frequency of making elections, the deadline for making elections, the effective date of such elections and the conditions, if any, under which individual Investment Funds may be elected.  Any procedures adopted by the Administrative Committee that are inconsistent with the deadlines or procedures specified in this Section will supersede such provisions of this Section without the necessity of a Plan amendment.

(d)Restrictions on Investments.  To the extent any investment or reinvestment restrictions apply with respect to any Investment Funds (for example, restrictions on changes of investments between competing funds) or as a result of depletion of cash liquidity within an Investment Fund, a Participant’s or Beneficiary’s ability to direct investments hereunder may be limited.

(e)Sales and Purchases of Company Stock.  The Investment Funds of the Plan will include a Company Stock Fund.  The fiduciary responsible for determining the suitability of Investment Funds will not take any action with respect to the Company Stock Fund that is inconsistent with the Controlling Company’s intent as set forth in the preceding sentence unless it is clearly determined by the fiduciary that such action is required under the prudence requirement of ERISA Section 404(a)(1)(B), disregarding any elements of such prudence requirement that relate to diversification.

(1)To the extent that any cash amounts received by or held in the Trust Fund are to be invested in the Company Stock Fund, the Trustee, pursuant to procedures established by the Administrative Committee, will effect purchases of whole shares of Company Stock in the open market consistent with the terms of the Trust Agreement; provided that the Trustee may place a net (or residual) trade representing the difference between all purchase and sell requests that have been received for trading in the Company Stock Fund on any particular day.  The total cost to Participants and Beneficiaries of such purchase will include acquisition costs.

(2)To the extent that any shares of Company Stock held in the Trust Fund are to be liquidated for purposes of investing in one or more of the other Investment Funds, making distributions and/or otherwise, the Trustee, in a manner consistent with the terms of subsection (e)(1) hereof, will either (i) sell, at fair market value, the appropriate number of shares of Company Stock to effect such election, or (ii) retain such shares for credit to other Participants’ Accounts; any shares of Company Stock so retained will be deemed to have been sold at fair market value on the day the election to sell is to be effective as described in subsection (e)(3) hereof.

(3)If Company Stock is to be purchased or sold, such purchases and sales will be made as soon as administratively practicable, provided that if the Administrative Committee determines that large purchases or sales by the Trustee could disrupt the market for Company Stock and cause the Trustee to pay a greater price or receive a lower price for shares, the Administrative Committee may direct the Trustee to purchase or sell shares over multiple business days and to allocate such shares or the proceeds therefrom to participants on the basis of the weighted average purchase or sales price.

(4)For all purposes under the Plan for which the value of Company Stock must be determined, the value of Company Stock will be its fair market value.  If the Company Stock is listed on an established stock exchange, the fair market value per share of Company Stock on any particular date will be the closing price of the stock on such exchange as of the day designated by the Administrative Committee or determined under any procedure in general use under the Plan.  If, for any reason, the fair market value per share of Company Stock cannot be ascertained or is unavailable for a particular date, the fair market value of such stock will be determined as of the nearest preceding date on which such fair market value can be ascertained pursuant to the terms hereof.  In the case of a transaction between the Plan and a person described in Code Section 4975(e)(2), the value will be determined as of the date of the transaction; for all other purposes, the value will be determined as of the most recent Valuation Date.

(5)The provisions of Section 7.3(b) satisfy the requirements of Code Section 401(a)(35), and the Administrative Committee will not adopt any procedures or impose any restrictions that would violate code Section 401(a)(35).

7.4Valuation.

As of each Valuation Date, the Trustee will determine the fair market value of each of the Investment Funds after first deducting any expenses which have not been paid by the Participating Companies.  All costs and expenses directly identifiable to one Investment Fund will be allocated to that Investment Fund.

7.5Voting and Tender Offer Rights with Respect to Investment Funds.

Subject to Section 7.8, to the extent and in the manner permitted by the Trust and/or any documents establishing or controlling any of the Investment Funds, Participants and Beneficiaries will be given the opportunity to vote and tender their interests in each such Investment Fund.  Otherwise, such interests will be voted and/or tendered as may be provided in the controlling documents or as otherwise specified by the Investment Committee.

7.6Fiduciary Responsibilities for Investment Directions.

All fiduciary responsibility with respect to the selection of Investment Funds for the investment of a Participant’s or Beneficiary’s Accounts will be allocated to the Participant or Beneficiary who directs the investment.  Neither the Controlling Company, the Board, the Administrative Committee, the Investment Committee, the Trustee nor any Participating Company will be accountable for any loss sustained by reason of any action taken, or investment made, pursuant to an investment direction.

7.7Appointment of Investment Manager; Authorization to Invest in Collective Trust.

(a)Investment Manager.  The Investment Committee may appoint any one or more individuals or entities to serve as the investment manager or managers of the entire Trust or of all or any designated portion of a particular Investment Fund or Investment Funds.  The investment manager will certify that it is qualified to act as an “investment manager” within the meaning of ERISA Section 3(38) and will acknowledge in writing its fiduciary status with respect to the assets placed under its control.  The appointment of the investment manager will be effective as of the date specified by the Investment Committee, and the appointment will continue in effect until such date as the Investment Committee may specify.  If an investment manager is appointed, the investment manager will have the power to manage, acquire and dispose of any and all assets of the Trust Fund, as the case may be, which have been placed under its control, except to the extent that such power is reserved to the Trustee by the Controlling Company.  If an investment manager is appointed, the Trustee will be relieved of any and all liability for the acts or omissions of the investment manager, and the Trustee will not be under any obligation to invest or otherwise manage any assets which are subject to the management of the investment manager.

(b)Collective Trust.  The Investment Committee may designate that all or any portion of the Trust Fund will be invested in a collective trust fund, in accordance with the provisions of Revenue Ruling 81-100 or any successor ruling, which collective trust fund will be deemed to have been adopted as a part of the Plan.  Such designation or direction will be in addition to the powers to invest in commingled funds maintained by the Trustee provided for in the Trust.

7.8Voting and Tender Offer Rights With Respect to Company Stock.

(a)Voting Rights.  Each Participant and Beneficiary will have the right to direct the Trustee as to the exercise of all voting rights with respect to the whole shares of Company Stock in his Account.  To the extent possible, the Trustee will combine fractional shares of Company Stock in the Accounts of Participants and Beneficiaries and will vote such fractional shares in the same proportion as the whole shares of such Company Stock are voted by the voting Participants and Beneficiaries.  Unless otherwise provided in the Trust Agreement, the Trustee will not vote shares of Company Stock credited to a Participant’s or Beneficiary’s Account for which it has received no directions.

(b)Tender Offer Rights.  Each Participant and Beneficiary will have the right to direct the Trustee as to whether, in accordance with the terms of any tender offer for shares of Company Stock, to tender the whole shares of Company Stock in his Account, and the Trustee will follow such directions.  To the extent possible, the Trustee will combine fractional shares of Company Stock in the Accounts of Participants and Beneficiaries and will tender such fractional shares of Company Stock in the same proportion as the whole shares of such Company Stock are tendered by the tendering Participants and Beneficiaries.  Unless otherwise required by ERISA, the Trustee will not tender whole shares of Company Stock credited to a Participant’s or Beneficiary’s Account for which it has received no directions.

(c)Confidentiality.  The Administrative Committee will establish procedures to protect the voting and tender offer rights of Participants and Beneficiaries and to ensure that the manner in which each Participant and Beneficiary exercises his voting or tender offer rights is confidential with respect to the Administrative Committee and the management of the Company.

(d)Dissemination of Pertinent Information.  The Administrative Committee will deliver, or cause to be delivered, to each Participant and Beneficiary, all notices, financial statements, proxies and proxy soliciting materials relating to the voting of Company Stock in his Account.  In addition, the Administrative Committee will deliver, or cause to be delivered, to each Participant and Beneficiary all materials relating to any tender offer, including the materials distributed by any tender offerer (that is, any bidder).  The Administrative Committee will notify each Participant and Beneficiary of each occasion for the exercise of voting or tender offer rights within a reasonable time before such rights are to be exercised, and such notification will include all of the relevant information that the Controlling Company distributes to shareholders regarding the exercise of such rights.

ARTICLE VIII

ESOP PROVISIONS

8.1Designation as an ESOP.

The Company Stock Fund portion of the Plan is designated as an “employee stock ownership plan” (as defined in Code Section 4975(e)(7) and ERISA Section 407(d)) (the “ESOP”).  The ESOP will be treated as a stock bonus plan designed to invest primarily in qualifying employer securities (as defined in Code Section 4975(e)(8)) of the Controlling Company.  As such, this portion of the Plan will be subject to the terms and conditions of Code Sections 409(e), 409(h) and 409(o).  The provisions of Section 11.1 satisfy the distribution requirements of Code Section 409(o), and the provisions of Section 7.8 satisfy the requirements of Code Section 409(h).

The Company Stock is (i) “publicly traded” as defined in Treasury Regulation Section 54.4975-7(b)(1)(iv); (ii) a registration-type class of securities under Code Section 409(e); and (iii) a “qualifying employee security” as defined in Code Section 4975(e)(8).  Shares of Company Stock issued to the Trust under the terms of the Plan shall not be subject to any trading limitations as described in Treasury Regulation Section 54.4975-7(b)(10) when distributed from the Trust.  In the event Company Stock ceases to be publicly traded, Participants and Beneficiaries shall have the right to require that the Plan sponsor repurchase any shares of Company Stock distributed from the Plan in accordance with Code Section 409(h) and 4975(e)(7), and the Plan shall be amended at such time to incorporate such requirements.

It is the intent of the Controlling Company, as “settlor” of the Plan, that the Company Stock Fund shall be included as an Investment Fund in order to align the interest of Participants and the shareholders of the Plan sponsor, and any action that frustrates that purpose is contrary to such intent.  Therefore, the Company Stock Fund shall be invested in shares of Company Stock; provided, however, that solely as necessary to provide funds for exchanges or redemptions or to pay Plan expenses, the Company Stock Fund may also include a level of short-term liquid investments as may be established by the trustee and the sponsor from time to time.

The fiduciary responsible for determining the suitability of Investment Funds shall not consider the fact that amounts invested in the Company Stock Fund are not diversified, since the Company Stock Fund is exempt from ERISA’s diversification requirements pursuant to ERISA Section 404(a)(2).  Therefore, such fiduciary shall not take any action with respect to the Company Stock Fund that is inconsistent with the Plan sponsor’s intent as set forth in the preceding paragraph unless it is clearly determined by the fiduciary that such action is required under the prudence requirement of ERISA Section 404(a)(1)(B), disregarding any elements of such prudence requirement that relate to diversification.

8.2Flexible Dividend Program.

(a)Distribution of Dividends.  The Administrative Committee may, in its discretion, permit cash dividends payable into the ESOP on the Company Stock held therein to be:

(1)paid directly to each Participant or Beneficiary in cash;

(2)paid to the Plan, with instructions that the dividends be distributed in cash to Participants and Beneficiaries not later than 90 days after the close of the Plan Year in which paid; or

(3)at the election of the Participant or Beneficiary pursuant to procedures established by the Administrative Committee in accordance with Code Section 404(k), paid as provided in subsection (1) or (2) hereof or paid to the Plan and reinvested in the Company Stock Fund.  Notwithstanding anything in the Plan to the contrary, all such dividends on Company Stock shall be fully vested.

(b)Rollover of Dividend Distributions.  Distributions of dividends pursuant to this Section are not eligible for distribution in the form of a direct rollover as described in Section 11.4(b).

(c)Dividends Not Distributed.  Any dividends which are not distributed from the Plan as provided in subsections (a)(1) and (a)(3) hereof will be allocated as described in Section 5.7 and reinvested in the Company Stock Fund.

(d)Compliance with Code Section 404(k).  It is the Controlling Company’s intent for the flexible dividend program in this Article to meet the requirements for deduction under the terms and conditions of Code Section 404(k) and any regulations issued thereunder, and the Plan’s provisions will be construed accordingly.

8.3Election for Dividend Distribution.

If the Administrative Committee makes dividend distribution available for a Plan Year, each Participant or Beneficiary who desires to receive a distribution of 100 percent of the cash dividend payments on the Company Stock in his Account will deliver to the Administrative Committee (or its designee) an election selecting such distribution by any method and subject to any rules and procedures determined by the Administrative Committee.  A Participant or Beneficiary may change, reinstitute or revoke his election at any time pursuant to the rules and procedures established by the Administrative Committee from time to time.

8.4Failure to Elect.

Any Participant or Beneficiary who at any time does not have in effect a valid election to receive dividend distributions under this Article will be deemed to have elected not to receive dividend distributions.

ARTICLE IX

VESTING IN ACCOUNTS

9.1General Vesting Rule.

(a)Fully Vested Accounts.  All Participants will at all times be fully vested in their Before-Tax, Roth, After-Tax, Pension Restoration, Supplemental and Rollover Accounts.

(b)Rollins and Western Matching Accounts of Participants .  Except as provided in Section 9.1(c) and (d) and in Sections 9.2 and 9.3, or as otherwise provided in Schedule B hereto, the Rollins and Western Matching Accounts of each Participant who will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Rollins and Western Matching Account
Less than 1 Years	0%
1 Year, but less than 2	20%
2 Years, but less than 3	40%
3 Years, but less than 4	60%
4 Years, but less than 5	80%
5 Years or more	100%

(c)Rollins Matching Accounts of Participants With Service After 2001 But Not After 2015.  Notwithstanding Section 3.1(b), except as provided in Sections 9.2 and 9.3,  the Rollins Matching Account of each Participant who completes an Hour of Service on or after January 1, 2002, but who (i) is not actively employed or on an approved leave of absence on January 1, 2016, or (ii) is not employed or re-employed on or after January 1, 2016 will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Rollins Matching Account
Less than 2 Years	0%
2 Years, but less than 3	20%
3 Years, but less than 4	40%
4 Years, but less than 5	60%
5 Years, but less than 6	80%
6 Years or more	100%

(d)Rollins Matching Accounts of Participants Without Service After 2001.  Notwithstanding Section 3.1(b), except as provided in Sections 9.2 and 9.3, the Rollins Matching Account of each Participant who does not complete an Hour of Service after December 31, 2001, will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Rollins Matching Account
Less than 3 Years	0%
3 Years, but less than 4	20%
4 Years, but less than 5	40%
5 Years, but less than 6	60%
6 Years, but less than 7	80%
7 Years or more	100%

(e)Western Profit Sharing Accounts.  Except as provided in Sections 9.2 and 9.3, or as otherwise provided in Schedule B, the Western Profit Sharing Account of each Participant, will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Western Profit Sharing Account
Less than 2 Years	0%
2 Years, but less than 3	20%
3 Years, but less than 4	40%
4 Years, but less than 5	60%
5 Years, but less than 6	80%
6 Years or more	100%

Notwithstanding the foregoing, if a Waltham Union Participant incurs a change in employment status and becomes a Western Participant on or after November 1, 2022, such Participant’s Western Profit Sharing Account shall vest in accordance with the schedule set forth in Section 9.1(g).

(f)Waltham Matching Accounts.  Except as provided in Sections 9.2 and 9.3, the Waltham Matching Account of each Participant will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Waltham Matching Account
Less than 2 Years	0%
2 Years, but less than 3	25%
3 Years, but less than 4	50%
4 Years, but less than 5	75%
5 Years or more	100%

Notwithstanding the foregoing, if a Rollins Participant or Western Participant incurs a change in employment status and becomes a Waltham Union Participant on or after November 1, 2022, such Participant’s Waltham Matching Account shall vest in accordance with the schedule set forth in Section 9.1(b).

(g)Waltham Additional Company Contribution Account .  Except as provided in Sections 9.2 and 9.3, the Additional Company Contribution Account of each Participant will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Waltham Additional Company Contribution Account
Less than 2 Years	0%
2 Years, but less than 3	25%
3 Years, but less than 4	50%
4 Years, but less than 5	75%
5 Years or more	100%

(h)Transfer Accounts.  Transfer Accounts will vest in accordance with the terms specified by the Administrative Committee on Schedule B hereto.

9.2Vesting Upon Attainment of Normal Retirement Age, Death or Disability.

Notwithstanding Section 9.1, a Participant’s Account will become 100 percent vested and nonforfeitable upon the occurrence of any of the following events:

(a)The Participant’s attainment of Normal Retirement Age while still employed as an Employee;

(b)The Participant’s death while still employed as an Employee (or as provided in Section 9.6); or

(c)The Participant’s becoming Disabled while still employed as an Employee.

9.3Timing of Forfeitures and Vesting after Reemployment.

(a)Timing of Forfeitures.  If a Participant who is not yet 100 percent vested in his Account severs from employment with all Affiliates, the nonvested amount in his Account will be removed from his Account and will become available for allocation (in the manner set forth in Section 5.6) in the Plan Year after such Participant incurs 5 consecutive Breaks in Service or, if earlier, as soon as practicable after such Participant receives a distribution of all of his vested Account, and will be subject to the restoration rules set forth herein.  If a Participant has no vested interest in his Account at the time he severs from employment, he will be deemed to have received a cash-out distribution at the time he severs from employment, and the forfeiture provisions of this Section will apply.  If such Participant does not resume employment with an Affiliate before he has incurred 5 or more consecutive Breaks in Service, the nonvested portion of his Account will be forfeited and will not be restored.  If such a Participant resumes employment with an Affiliate before he has incurred 5 consecutive Breaks in Service, the nonvested amount will be restored pursuant to the terms of subsection (b) or (c) hereof, as applicable.

(b)Reemployment and Vesting After Distribution.  If by the date of reemployment such a Participant has received a distribution of the entire vested interest in his

Account, the provisions of Section 3.11(a) will be applicable (requiring repayment by such a Participant as a condition for restoration of the nonvested amount).  Upon such repayment, the rehired individual immediately will be credited with all previously earned Years of Vesting Service for purposes of determining his vested interest in his Account in accordance with Section 9.1.

(c)Reemployment and Vesting Before Any Distribution.  If such a Participant has no vested interest in his Account (such that he had a deemed cashout of his Account), his Account will be restored pursuant to the terms of Section 3.11 and then will be subject to all of the vesting rules in this Article IX as if no forfeiture had occurred.

9.4Vesting Following Partial Distributions.

In the event that a Participant receives a distribution from an Account in which he is less than fully vested and is subsequently credited with one or more additional Years of Vesting Service, the vested interest of the Participant in such Account prior to the date such Participant (i) severs from employment with all Affiliates, (ii) incurs 5 consecutive Breaks in Service (such that the nonvested portions of such Account are forfeited), or (iii) becomes 100 percent vested pursuant to the terms of Sections 9.1 or 9.2 hereof (whichever is earliest), will be determined pursuant to the following formula:

X=P (AB + D) - D,

where X is the vested interest at the relevant time (that is, the time at which the vested percentage in such Account can no longer increase); P is the vested percentage at the relevant time; AB is the balance of his Account at the relevant time; D is the amount of the distribution.

9.5Amendment to Vesting Schedule.

Notwithstanding anything herein to the contrary, in no event will the terms of any amendment to the Plan reduce the vested percentage that any Participant has earned under the Plan.  Any amendments to the Plan that affect the vesting provisions will be subject to the rules of this Section.

(a)Changes to Vesting of Future Contributions.  In the event that an amendment to the Plan will directly have an adverse effect on Participants’ vested percentage for future Contributions, any Participant who has 3 or more Years of Vesting Service (calculated in a manner consistent with Treasury Regulation Section 1.411(a)-8T (or any successor section)) may elect to have his vested percentage for his Account calculated under the schedule in the Plan before any such change, and the Administrative Committee will give each such Participant notice of his rights to make such an election.  The period during which the election may be made will commence with the date the amendment is adopted or deemed to be made and will end on the latest of: (i) 60 days after the amendment is adopted; (ii) 60 days after the amendment becomes effective; or (iii) 60 days after the Participant is issued written notice of the amendment by a Participating Company or the Administrative Committee.

(b)Changes to Vesting of Existing Accounts.  The vesting of each Participant’s Account balance attributable to Contributions accrued on or before the later of the date of adoption or the effective date of any amendment to the Plan will be equal to the greater of: (i) the vesting percentage that would apply under the terms of the Plan prior to such amendment, or (ii) the vesting percentage that applies under the terms of the Plan as so amended.

9.6Military Service.

In the case of a Participant who dies on or after January 1, 2007, and while performing Qualified Military Service, the survivors of the Participant will be entitled to any additional benefits (other than contributions relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

ARTICLE X

IN-SERVICE WITHDRAWALS AND LOANS

10.1Hardship Withdrawals.

(a)Parameters of Hardship Withdrawals.  Subject to the provisions of Section 10.7, a Participant who is employed by an Affiliate may make, on account of hardship, a withdrawal from his Before-Tax and/or Roth Accounts (other than any investment earnings earned after December 31, 1988).  For purposes of this subsection (a), a withdrawal will be on account of “hardship” if it is necessary to satisfy an immediate and heavy financial need of the Participant.  A withdrawal based on financial hardship cannot exceed the amount necessary to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant.  The Administrative Committee will make its determination as to whether a Participant has suffered an immediate and heavy financial need and whether it is necessary to use a hardship withdrawal from the Plan to satisfy that need on the basis of all relevant facts and circumstances.

(b)Immediate and Heavy Financial Need.  For purposes of the Plan, an immediate and heavy financial need exists only if the withdrawal is on account of (i) expenses for (or necessary to obtain) medical care described in Code Section 213(d), determined without regard to the limitations in section Code Section 213(a) (relating to the applicable percentage of adjusted gross income and the recipients of the medical care) provided that if the recipient of the medical care is not listed in Code Section 213(a), the recipient is a primary Beneficiary under the Plan; (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) the payment of tuition, related educational fees, and room and board expenses for up to the next 12 months of post-secondary education for the Participant or his Spouse, dependents (as defined in Code Section 152 without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof) or primary Beneficiary; (iv) payments necessary to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; (v) payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children, dependents (as defined in Code Section 152 without regard to subsection (d)(1)(B) thereof) or primary Beneficiary; (vi) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to subsection (h)(5) thereof and whether the loss exceeds 10 percent of adjusted gross income); (x) expenses and losses (including loss of income) incurred by the Participant on account of  a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, but only if the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; or (xi) such other conditions as the Internal Revenue Service declares will constitute an immediate and heavy financial need under Code Section 401(k).

(c)Necessary to Satisfy a Financial Need.  A withdrawal will be considered as necessary to satisfy an immediate and heavy financial need of a Participant only if (i) the Participant has obtained all currently available distributions (including distributions of employee ownership plan dividends under Code Section 404(k)), other than hardship withdrawals, from the

Plan and all other qualified and nonqualified plans of deferred compensation maintained by the Affiliates, and (ii) the withdrawal is not in excess of the amount of the Participant’s immediate and heavy financial need.  The Participant must represent (in writing, by an electronic medium, or in any other form permitted by applicable Treasury guidance) that he or she has insufficient cash or other liquid assets reasonably available to satisfy the need, and the Administrative Committee will rely on such representation unless it has actual knowledge to the contrary. The amount of an immediate and heavy financial need may include amounts necessary for the Participant to pay any federal, state or local income taxes or penalties which are reasonably anticipated to result from the hardship withdrawal.

10.2After-Tax and Rollover Accounts Withdrawals.

Subject to the provisions of Section 10.7, a Participant who is employed by an Affiliate may request a withdrawal of all or a part of his After-Tax and/or Rollover Accounts.

10.3Age 59½ Withdrawals.

Subject to the provisions of Section 10.7, a Participant who is employed by an Affiliate and who has attained age 59½ may request a withdrawal of all or part of his vested Account.

10.4Qualified Reservist Distribution.

Subject to the provisions of Section 10.7, a Participant who is ordered or called to active duty for a period in excess of 179 days or for an indefinite period by reason of being a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code) may request a withdrawal of all or part of his vested Account during the period beginning on the date of such order or call and ending at the close of the active duty period.

10.5Distributions and Withdrawals from Transfer Accounts.

If a Prior Plan (i) allows Code Section 411(d)(6) protected in-service withdrawals (other than those otherwise permitted under the Plan) and/or (ii) allows one or more Code Section 411(d)(6) protected forms of distribution not generally permitted under the Plan, the Participants who have Transfer Accounts reflecting the accrued benefits subject to such protected withdrawals and forms of distribution under that Prior Plan will be permitted to withdraw, and/or receive distributions of, all or a portion of the amounts from the subject Transfer Accounts in a manner and subject to rules and restrictions similar to those provided under the Prior Plan such that the Plan will comply with the requirements of Code Section 411(d)(6).  The terms and conditions of any such withdrawals, as well as other pertinent rules and provisions relating to the transfer of such assets to the Plan, will be set forth on Schedule B hereto.

10.6Loans to Participants.

(a)Grant of Authority.  Loans to Participants, Beneficiaries and alternate payees who are parties-in-interest as defined in ERISA Section 3(14) generally will be allowed during such period(s) of time that the Administrative Committee determines, in its sole discretion, it is desirable and administratively feasible to make such loans.  Subject to the limitations set forth in this Section and to such uniform and nondiscriminatory rules as may from time to time be adopted by the Administrative Committee and set forth in a written policy statement, the Trustee, upon proper application by an eligible Participant, Beneficiary or alternate payee on forms approved by the Administrative Committee, may make a loan or loans to the borrower.

(b)Nondiscriminatory Policy.  Loans will be available to all Participants, Beneficiaries and alternate payees who are parties-in-interest as defined in ERISA Section 3(14) on a reasonably equivalent basis, without regard to an individual’s race, color, religion, age, sex or national origin.  Loans will not be made available to borrowers who are Highly Compensated Employees in an amount greater than the amount available to other borrowers; provided, this limitation will be interpreted to mean that, subject to the other limitations in this Section, the same percentage of each borrower’s vested Account balance may be loaned to each such borrower regardless of the actual amount of his vested Account balance.  Eligible individuals may apply for loans by submitting an application in written, electronic or other form established by the Administrative Committee, pursuant to nondiscriminatory procedures established by the Administrative Committee from time to time.

(c)Minimum Loan Amount.  The minimum amount of any loan will be $1,000 or such lesser amount established by the Administrative Committee from time to time.

(d)Maximum Loan Amount.  The Administrative Committee will determine the maximum number of loans that may be outstanding at any time.  In addition, no loan may be made to any borrower from the Plan if the amount of such loan exceeds the lesser of (i) the limit established by the Administrative Committee, or (ii) the least of (1), (2) or (3), as follows:

(1)$50,000 minus the highest aggregate principal balance, outstanding during the year ending on the day before such loan is made, of all loans made to the borrower by the qualified employer plans (as defined in Code Section 72(p)(4)(A)) maintained by the Affiliates;

(2)The difference between (i) 50 percent of the borrower’s total vested interest in the Plan and all other qualified employer plans maintained by the Affiliates, minus (ii) the total amount of all loans outstanding on the date the loan is made from all qualified employer plans maintained by the Affiliates; or

(3)50 percent of the borrower’s vested Account balance immediately after the origination of the loan.

(e)Adequacy of Security.  All loans will be secured by the pledge of a dollar amount of the borrower’s Account balance (i) which is not less than the principal amount of the loan plus an additional amount, if any, which the Administrative Committee deems desirable to secure payment of interest accruing on the loan, and (ii) which in no event (when aggregated for all outstanding loans) is greater than 50 percent of the borrower’s vested Account balance, immediately after the origination of the loan.  Notwithstanding anything herein to the contrary, the pledge of such security will be made in such manner and amount as the Administrative Committee may require for the loan to be considered adequately secured.  A loan will be considered to be “adequately secured” if the security posted for such loan is in addition to and supporting a promise to pay, if it is pledged in a manner such that it may be sold, foreclosed upon or otherwise disposed of upon default of repayment of the loan, and if the value and liquidity of that security is such that it may reasonably be anticipated that loss of principal or interest will not result from the loan.  The adequacy of such security will be determined in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm’s-length terms.  During the period that a loan is outstanding, if a Participant becomes eligible to receive a withdrawal or a distribution, the amount of such Participant’s Account which he will be eligible to receive through withdrawal or distribution will not exceed that amount which will reduce such Participant’s Account balance below the principal amount then outstanding on such loan.

(f)Rate of Interest.  A loan from the Plan must bear a reasonable rate of interest.  A loan will be considered to bear “a reasonable rate of interest” if such loan provides the Plan with a return commensurate with interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.  In general, the Administrative Committee’s decision as to the rate of interest for any Plan loan will be based primarily on the rate of interest that one or more local banks or other lending institutions would charge on a similar loan, taking into account, among other things, the collateral pledged to secure the loan.

(g)Crediting Loan Payments to Accounts.  The loan will be considered a directed investment of the borrower, and any principal and interest paid on the loan will be considered a part of his total Account.  Each payment of principal and interest will be credited to the Investment Funds of the Participant’s Account as directed by the Participant pursuant to procedures established by the Administrative Committee.

(h)Remedies in the Event of Default.  If any loan payments are not paid as and when due or within such period as the Administrative Committee may prescribe in its loan policy statement, the Administrative Committee may declare the loan to be in default.  The Administrative Committee may take such actions, as it deems appropriate in accordance with its written loan policy statement, to allow the borrower to cure such default or to otherwise collect such overdue payments or, as the case may be, the outstanding balance of the loan.  Among other things, the Administrative Committee’s actions may include causing all or any portion of the borrower’s Account which has been pledged to secure the loan to be used to repay such loan; provided, although the Administrative Committee may treat any portion of the loan balance that remains outstanding after a default as taxable income to the borrower in accordance with the terms of Code Section 72(p), no portion of such outstanding loan balance may be treated as a reduction of a Participant’s Account balance until such time as such reduction, if treated as a distribution, will not breach the special distribution restrictions of Code Section 401(k)(2)(B).

(i)Suspension of Repayments for Leaves.  Loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4) and, to the extent determined by the Administrative Committee, under applicable Treasury Regulations.  In addition, during a period of military leave, the interest rate under an outstanding loan will be reduced to the extent necessary to comply with the Servicemembers Civil Relief Act of 2003.

10.7General Rules.

(a)Election to Withdraw.  All applications to withdraw will be made at such time as the Administrative Committee may reasonably request, and will be on a form provided by the Administrative Committee, through an interactive telephone or internet-based system, or in such manner as the Administrative Committee may prescribe.

(b)Payment of Withdrawal.  The amount of any withdrawal will be paid to a Participant in the form of a single-sum distribution which will, except as otherwise provided herein, be paid in cash as soon as practicable after the Administrative Committee receives and approves a properly completed withdrawal application.  Notwithstanding the foregoing, to the extent that a portion of a Participant’s Account that is to be withdrawn is invested in the Company Stock Fund, such withdrawal will be made in the form of Company Stock or cash, at the election of the Participant.  At the time of making any withdrawals for a Participant, his Account may be charged with any administrative expenses (such as check processing fees) specifically allocable against his Account pursuant to the policies of the Administrative Committee.  Any withdrawal will be treated as a payment of benefits under Article XI and all of the requirements of that Article.

(c)Order of Withdrawals.  Distribution of a withdrawal will be made from the Participant’s eligible sub-accounts, in the order prescribed by the Administrative Committee.  If the amounts to be distributed are invested in more than one Investment Fund, the withdrawal will be deducted from the Investment Funds as directed by the Administrator.

10.8Recordkeeper Transition Rule.

For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Article X to the contrary, the Administrative Committee may designate a period during which no withdrawals or loans will be permitted.

ARTICLE XI

PAYMENT OF BENEFITS FROM ACCOUNTS

11.1Benefits Payable for Reasons Other Than Death.

(a)General Rule Concerning Benefits Payable.  In accordance with the terms of subsection (b) hereof and subject to the restrictions set forth in subsection (c) hereof and Section 11.3, if a Participant becomes Disabled or severs from employment with all Affiliates for any reason other than death, he (or his Beneficiary, if he dies after such Disability or severance from employment) will be entitled to receive or begin receiving a distribution of the vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed.  For purposes of this Article XI, the “date on which such distribution is processed” refers to the date established for such purpose by administrative practice, even if actual payment and/or processing is made at a later date due to delays in the valuation or administrative or any other procedure.

(b)Timing of Distribution.

(1)Generally.  Except as otherwise provided in this subsection (b), benefits payable to a Participant under this Section will be distributed or commence to be distributed as soon as administratively practicable after the later of (i) the date the Participant becomes Disabled or severs from employment with all Affiliates for any reason other than death, or (ii) the date such Participant submits a written election (or an election through an electronic medium) to receive or begin receiving such benefits in such manner as provided by the Administrative Committee.  In order for such Participant’s election to be valid, his election must be filed with the Administrative Committee within the 90-day period ending on such distribution date or distribution commencement date, and the Administrative Committee (at least 30 days before, and no more than 90 days before, such distribution date) must have presented him with a notice informing him of his right to defer his distribution; provided, the Participant may elect to waive the minimum 30-day notice period and to receive or begin receiving his distribution before the end of such period.

(2)Cash-Out of Small Accounts.  Notwithstanding the foregoing provisions of this subsection (b), in the event that the vested portion of the Account of any Participant who severs from the employment of all Affiliates is less than or equal to $5,000 (other than any Rollover Account), the full vested amount of such benefit automatically will be paid to such Participant in one single-sum, cash-out distribution or, as described below, directly rolled over into an individual retirement plan as soon as practicable after the date the Participant severs from employment.  In addition, in the event that the vested portion of the Account of any Participant who has previously severed from the employment of all Affiliates is less than or equal to $5,000 (other than any Rollover Account), the Administrative Committee may, in its sole discretion and at such time(s) as it may determine, provide that the full vested amount of such benefit will automatically be paid to such Participant in one single-sum, cash-out distribution.  In the event a Participant has no vested interest in his Account at the time of his severance from employment, he will be deemed to have received a cash-out distribution of his Account at the time of his severance from employment, and the forfeiture provisions of Section 9.3 will apply.  In the event of a mandatory distribution greater than $1,000, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Administrative Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Administrative Committee.

(3)Participant’s Right to Payment.  Notwithstanding anything in the Plan to the contrary, unless a Participant elects to further defer the distribution of his benefit or fails to submit a claim for such distribution, in no event will payment of the Participant’s benefit be made or commence later than 60 days after the end of the Plan Year which includes the latest of (i) the date on which the Participant attained Normal Retirement Age, (ii) the date which is the 10th anniversary of the date he commenced participation in the Plan, or (iii) the date he actually severs from employment with all Affiliates; provided, if the amount of the payment cannot be ascertained by the date as of which payments are scheduled to be made or commence hereunder, payment will be made or commence no later than 60 days after the earliest date on which such payment can be ascertained under the Plan.

(4)Required Minimum Distributions.  Notwithstanding anything in the Plan to the contrary, the Participant’s Account will be distributed or begin to be distributed no later than the April 1 following the later of (i) the calendar year in which the Participant attains age 70½ (in the case of a Participant who reaches age 70½ before January 1, 2020) or age 72 (in the case of a Participant who reaches age 70½ on or after January 1, 2020), or (ii) the calendar year in which the Participant terminates employment with all Affiliates; provided, if such Participant is a 5 percent owner (as defined in Code Section 416), benefit payments will be made or commence no later than the April 1 following the calendar year in which the Participant attains age 70½ (in the case of a Participant who reaches age 70½ before January 1, 2020) or age 72 (in the case of a Participant who reaches age 70½ on or after January 1, 2020).  All distributions will be made in accordance with Code Section 401(a)(9), including the incidental benefit rules of Code Section 401(a)(9)(G), Treasury Regulation Sections 1.401(a)(9)-1 through 1.401(a)(9)-9 and any other provisions reflecting Code Section 401(a)(9) that are prescribed by regulation, revenue ruling, notices and other IRS guidance.  Any distribution made pursuant to this subsection (b)(4) will be in a form permitted under Section 11.4; provided, a Participant who is a 5 percent owner and whose minimum distributions begin while he is still employed may elect to either (x) take a distribution of his entire Account balance, or (y) receive substantially equal monthly installment payments over a period equal to his life expectancy; and, provided further, any such installment payments will cease when the Participant severs from employment with the remainder of his Account being distributed in a form permitted under Section 11.4.  Effective as of January 1, 2020, notwithstanding the foregoing, the provisions of this subsection and the required minimum distributions of Code Section 401(a)(9) will not apply to amounts that otherwise would be required to be paid for the 2020 calendar year (in the absence of Code Section 401(a)(9)(I), whether due by December 31, 2020, or by April 1, 2021), unless otherwise elected by the Participant.  If a Participant elects to receive a payment that would have been required under this subsection in the absence of

Code Section 401(a)(9)(I) and the preceding sentence, such distribution will not be treated as an Eligible Rollover Distribution by the Plan.

(c)Delay Upon Reemployment or Termination of Disability.  If a Participant becomes eligible to receive or begins receiving a benefit payment in accordance with the terms of subsection (a) and subsequently is reemployed by an Affiliate (or ceases to be Disabled) prior to the time his Account has been distributed in full, the distribution to such Participant will be delayed until such Participant again becomes eligible to receive a distribution from the Plan.  Notwithstanding the foregoing, if a Participant’s benefit payments have commenced in the form of installment payments for which an annuity contract had been purchased, payments under such annuity contract will not cease but will continue during the period of his reemployment.

(d)Distributions During Military Service.  With respect to distributions of his vested Account, a Participant will be treated as having been severed from employment during any period the Participant is performing Qualified Military Service while on active duty for a period of more than 30 days.  If a Participant elects to receive a distribution that would not have been available in the absence of this subsection (d), he may not make Participant Contributions to the Plan during the 6-month period beginning on the date of such distribution; provided, however, that a Participant who is eligible for a qualified reservist distribution under Section 10.4 as well as a distribution under this subsection (d) will be deemed to have elected to receive a qualified reservist distribution under Section 10.4 and his Deferral Elections will not be suspended.

11.2Death Benefits.

If a Participant dies before payment of his benefits from the Plan has been completed, the Beneficiary or Beneficiaries designated by such Participant in his latest Beneficiary designation form filed with the Administrative Committee in accordance with the terms of Section 11.6 will be entitled to receive a distribution of the total of the entire vested amount credited to such Participant’s Account, determined as of the Valuation Date on which the distribution is processed.  Benefits will be distributed to such Beneficiary or Beneficiaries as soon as administratively feasible after the date of the Participant’s death (or, if later, after timing restrictions and requirements under the Code are satisfied).  As required by Code Section 401(a)(9), in no event will any such distribution be made later than 5 years after the date of the Participant’s death, except for distributions made to such Participant’s Spouse; provided, for this purpose the 2020 calendar year will be disregarded.  The Administrative Committee may direct the Trustee to distribute a Participant’s Account to a Beneficiary without the written consent of such Beneficiary.

11.3Restrictions on Distributions from Before-Tax, Roth and Supplemental Accounts.

Notwithstanding anything in the Plan to the contrary, (i) amounts in a Participant’s Before-Tax, Roth and Supplemental Accounts and (ii) amounts in a Participant’s Transfer Accounts relating to (A) before-tax or Roth contributions, (B) company contributions used to satisfy the Code Section 401(k) actual deferral percentage test, or (C) company contributions used to satisfy the Code Section 401(m) actual contribution percentage test will not be distributable to such Participant earlier than the earliest of the following to occur:

(a)The Participant’s death or disability;

(b)The Participant’s severance from employment within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2);

(c)The termination of the Plan, provided that the requirements of Treasury Regulation Section 1.401(k)-1(d)(4) are satisfied;

(d)The attainment by such Participant of age 59½;

(e)The Participant’s incurrence of a financial hardship; or

(f)The Participant qualifying for a “qualified reservist distribution” as defined in Code Section 72(t)(2)(G)(iii).

11.4Forms of Distribution.

(a)Method.

(1)Single-Sum Payment.  Except as provided in subsection (a)(2) or (a)(3) hereof, the payment of any distribution from the Plan to a Participant or Beneficiary will be in the form of a single-sum payment.

(2)Installments.  A Participant or Beneficiary may elect, on a form provided by the Administrative Committee, periodic installments made in equal (as adjusted for investment earnings and losses between payments) monthly, quarterly, semi-annual or annual installments, subject to the requirements of Section 11.1(b)(4) and 11.2.

(3)Partial Withdrawals.  A Participant or Beneficiary may elect to receive a partial distribution, at any time and from time-to-time, before he elects a single-sum payment of his entire Account or is required to receive his Account pursuant to Section 11.1(b)(4).

(b)Direct Rollover Distributions.  If a Participant, Surviving Spouse, spousal alternate payee under a qualified domestic relations order or Beneficiary who is the recipient of any Eligible Rollover Distribution elects to have such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan and specifies (in such form and at such time as the Administrative Committee may prescribe) the Eligible Retirement Plan to which such distribution is to be paid, such distribution will be made in the form of a direct trustee-to-trustee transfer to the specified Eligible Retirement Plan.  For purposes of this provision, a Beneficiary does not include a Beneficiary that is not an individual, except a Beneficiary that is a trust, of which the beneficiaries are individuals or otherwise meet the requirements to be designated beneficiaries within the meaning of Code Section 401(a)(9)(E).

(c)Assets Distributed.  Except as otherwise provided in the following sentence, any distribution made to a Participant or Beneficiary will be made in the form of cash.  To the extent that a portion of a Participant’s or Beneficiary’s Account is invested in the Company Stock Fund, a distribution will be made in whole shares of Company Stock, at the election of the Participant or Beneficiary.  Any fractional shares of Company Stock will be paid in cash.

11.5Qualified Domestic Relations Orders.

In the event the Administrative Committee receives a domestic relations order which it determines to be a qualified domestic relations order, the Plan will pay the benefit subject to the qualified domestic relations order to the prescribed alternate payee(s) at such time and in such form as will be described in the qualified domestic relations order and permitted under Section 16.1(b).  If the qualified domestic relations order requires immediate payment, the specified benefit will be paid to the alternate payee as soon as practicable after the Administrative Committee determines that the order is qualified or, if later, after timing restrictions and requirements under the Code are satisfied.  To the extent consistent with the qualified domestic relations order, the amount of the payment to an alternate payee will include earnings, interest and other investment proceeds through (but not after) the Valuation Date as of which the Trustee processes the distribution.  If a Participant’s Account is partially paid or payable to an alternate payee, the Participant’s remaining portion of his Account will be reduced accordingly and will be subject to the distribution provisions in this Article XI.  To the extent necessary or appropriate under a qualified domestic relations order, the Administrative Committee will establish a separate account (and any appropriate subaccount) for the benefit of the alternate payee.

11.6Beneficiary Designation.

(a)General.  In accordance with the terms of this Section, Participants will designate and from time to time may redesignate their Beneficiary or Beneficiaries of the benefits described in this Article XI in such form and manner as the Administrative Committee may determine.  A Participant will be deemed to have named his Surviving Spouse, if any, as his sole primary Beneficiary unless his Spouse consents to the payment of all or a specified portion of the Participant’s benefit to a primary Beneficiary other than or in addition to the Surviving Spouse in a manner satisfying the requirements of a Qualified Spousal Waiver and such other procedures as the Administrative Committee may establish.  Notwithstanding the foregoing, a married Participant may designate a non-Spouse primary Beneficiary without a Qualified Spousal Waiver (unless otherwise required by a qualified domestic relations order) if the Participant establishes to the satisfaction of the Administrative Committee: (i) that he has no Spouse or that his Spouse cannot be located; (ii) that he is legally separated from his Spouse or that he has been abandoned by his Spouse (within the meaning of local law) and he has a court order to such effect; or (iii) that such other permissible circumstances exist as the Secretary of the Treasury may by regulations prescribe.

(b)No Designation or Designee Dead or Missing.  In the event that:

(1)A Participant dies without designating a Beneficiary;

(2)The Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan and no contingent Beneficiary has been designated; or

(3)The Beneficiary designated by a Participant cannot be located by the Administrative Committee within the maximum time limit for payment of benefits to such person;

then, in any of such events, the Beneficiary of such Participant will be the Participant’s Surviving Spouse, if any, and if not, the Participant’s surviving children in equal shares or, if there are no surviving children, the estate of the Participant; provided, if the Participant does not have a Surviving Spouse (or the Surviving Spouse cannot be located within a reasonable period after the Participant’s death), and no claim has been made on behalf of the Participant’s children or estate within a reasonable period of time after the Participant’s death, then, to the extent any individual(s), whom the Administrative Committee in its sole discretion determines to be heirs and/or relatives of the deceased Participant, make an affirmative claim for payment of the deceased Participant’s Account, the Administrative Committee in its sole discretion may determine that the Beneficiary will be some or all of such heirs and/or relatives of the Participant, and payment to such Beneficiary will be deemed in full satisfaction of the Participant’s benefits under the Plan, without further liability with respect to such Participant’s benefits on the part of the Plan, any Participating Company, the Administrative Committee or the Trustee.  Notwithstanding the foregoing, in no event will the Administrative Committee have any obligation to search for any heirs or relatives of the deceased Participant, whether by publication or otherwise.

(c)Divorce.  Notwithstanding the foregoing, if a Participant has designated his Spouse as his Beneficiary under the Plan, such designation shall automatically become null and void as of the date of any final divorce or similar decree or order.  If (i) such Participant subsequently names the former Spouse as a Beneficiary; (ii) the former Spouse is designated as the Participant’s Beneficiary under a qualified domestic relations order; or (iii) the Participant remarries such former Spouse, the preceding sentence will no longer apply to such former Spouse.

11.7Claims.

(a)Rights.  If a Participant, Beneficiary or any other individual (collectively referred to herein as “claimant” or “claimants”) has any grievance, complaint or claim concerning any aspect of the operation or administration of the Plan or Trust, including but not limited to claims for benefits and complaints concerning the investments of Plan assets (collectively referred to herein as “claim” or “claims”), the claimant must submit the claim in accordance with the procedures set forth in this Section.  Any claim alleging that there has been a failure or error in implementing an investment direction with respect to a claimant’s Account must be submitted by the earlier of the date that is (i) 60 days from the mailing of a trade confirmation, account statement or any other document from which the failure or error could be discovered, or (ii) 1 year from the date on which the action complained of occurred.  Any other claim relating to the amount of any payment due under the Plan must be submitted within 1 year from the date of any lump-sum payment or the date on which the first periodic payment was made.  Additionally, upon denial of an appeal of any claim pursuant to subsection (c) hereof, a claimant will have 1 year within which to bring suit against the Plan for any claim related to such denied appeal; any such suit initiated after such 1-year period will be precluded.

(b)Procedure.  Claims for benefits under the Plan may be filed with the Administrative Committee on forms supplied by the Administrative Committee or in any other format acceptable to the Administrative Committee in its discretion, in accordance with subsection (b)(1) or (b)(2) hereof, as applicable.

(1)Generally.  Except as provided in subsection (b)(2) hereof, the Administrative Committee will furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee will furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension will not exceed one additional, consecutive 90-day period.  In the event the claim is denied, the notice of the disposition of the claim will provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate) and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

(2)Claims Based on an Independent Determination of Disability.  With respect to a claim for benefits under the Plan based on Disability, the Administrative Committee will furnish to the claimant written notice of the disposition of a claim within 45 days after the application therefor is filed; provided, if matters beyond the control of the Administrative Committee require an extension of time for processing the claim, the Administrative Committee will furnish written notice of the extension to the claimant prior to the end of the initial 45-day period, and such extension will not exceed one additional, consecutive 30-day period; and, provided further, if matters beyond the control of the Administrative Committee require an additional extension of time for processing the claim, the Administrative Committee will furnish written notice of the second extension to the claimant prior to the end of the initial 30-day extension period, and such extension will not exceed an additional, consecutive 30-day period.  Notice of any extension under this subsection (b)(2) will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.  In the event the claim is denied, the notice of the disposition of the claim will provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate) and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

(c)Review Procedure.  Any claimant whose claim has been denied, or his duly authorized representative, will be entitled, upon request to the Administrative Committee, to appeal the denial of his claim in accordance with subsection (c)(1) or (c)(2) hereof, as applicable.  The claimant or his duly authorized representative may review pertinent documents related to the Plan and in the Administrative Committee’s possession, free of charge, in order to prepare the appeal.

(1)Generally.  Except as provided in subsection (c)(2) hereof, the form containing the request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (b) hereof.  The Administrative Committee’s decision will be made within 60 days following the filing of the request for review and will be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee will furnish written notice to the claimant prior to the end of the initial 60-day period, and such an extension will not exceed one additional 60-day period.  If unfavorable, the notice of decision will explain the reason or reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision, and state the claimant’s right to bring a civil action under ERISA Section 502(a).

(2)Claims Based on an Independent Determination of Disability.  With respect to an appeal of a denial of benefits under the Plan based on Disability, the form containing the request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 180 days after receipt of the written notification of denial of a claim provided for in subsection (b) hereof.  The Administrative Committee’s decision will be made within 45 days following the filing of the request for review and will be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee will furnish written notice to the claimant prior to the end of the initial 45-day period, and such an extension will not exceed one additional 45-day period.  The Administrative Committee’s review will not afford deference to the initial adverse benefit determination and will be conducted by an individual who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual.  In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the Administrative Committee will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.  If unfavorable, the notice of decision will explain the reason or reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision, state the claimant’s right to bring a civil action under ERISA Section 502(a), and identify all medical or vocational experts whose advice was obtained by the Administrative Committee in connection with a claimant’s adverse benefit determination.

(d)Requirement to Exhaust Administrative Remedies.  Timely completion of the claim and appeal procedures described in this Section will be a condition precedent to the commencement of any legal or equitable action in connection with any claim by a claimant or by any other person or entity claiming rights through such claimant.

(e)Satisfaction of Claims.  Any payment to a Participant or Beneficiary, or to his legal representative or heirs at law, all in accordance with the provisions of the Plan, will to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrative Committee and the Participating Companies, any of whom may require such Participant, Beneficiary, legal representative or heirs at law, as a condition to such payment, to execute a receipt and release therefor in such form as will be determined by the Trustee, the Administrative Committee or the Participating Companies, as the case may be.  If receipt and release are required but execution by such Participant, Beneficiary, legal representative or heirs at law is not accomplished so that the terms of Section 11.1(b) (dealing with the timing of distributions) may be fulfilled, such benefits may be distributed or paid into any appropriate court or to such other place as such court directs, for disposition in accordance with the order of such court, and such distribution will be deemed to comply with the requirements of Section 11.1(b).

11.8Explanation of Rollover Distributions.

Within a reasonable period of time (as defined for purposes of Code Section 402(f)) before making an Eligible Rollover Distribution (which may include certain withdrawals permitted under Article X) from the Plan to a Participant or Beneficiary, the Administrative Committee will provide such Participant or Beneficiary with a written explanation of (i) the provisions under which the distributee may have the distribution directly transferred to another Eligible Retirement Plan, (ii) the provisions which require the withholding of tax on the distribution if it is not directly transferred to another Eligible Retirement Plan, (iii) the provisions under which the distribution will not be subject to tax if transferred to an Eligible Retirement Plan within 60 days after the date on which the distributee receives the distribution, (iv) the consequences of the Participant’s failing to defer the receipt of such distribution, and (v) such other terms and provisions as may be required under Code Section 402(f) and the regulations thereunder.

11.9Inability to Locate Payee and Uncashed Checks.

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrative Committee within a reasonable period after the Administrative Committee mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent efforts to locate the person as the Administrative Committee, in its sole discretion deems appropriate, such as providing a distribution notice to the lost Participant at his/her last known address by certified mail, or use of a commercial locater service, the internet or other general search method, the Administrative Committee may direct that the benefit be forfeited.  However, if the payee later files a claim for that benefit, the benefit will be restored, without adjustment for investment gains or losses since the date of forfeiture.

If a distribution check has been issued and is outstanding for more than 180 days and the Administrative Committee has been unable to locate the payee after diligent efforts have been made to do so, then the Administrative Committee may direct that the amount of the check be re-deposited to the Plan and forfeited.  However, if the payee is subsequently located, the check amount will be restored to an Account established on the payee’s behalf, without adjustment for investment gains or losses since the date of issuance.

Any amount forfeited under this Section shall be applied against the Participating Companies’ Contribution obligations or against Plan expenses, as directed by the Administrative Committee.  Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year exceed the amount of Participating Companies’ Contribution obligations for the Plan Year, the excess amount of such forfeiture shall be held unallocated in a suspense account and shall be applied against Plan expenses and the Participating Companies’ Contribution obligations for the following Plan Year.

11.10Recovery of Mistaken Payments.

If any benefit is paid to a Participant or Beneficiary in an amount that is greater than the amount payable under the terms of the Plan, the Plan will recover the excess benefit amount by eliminating or reducing the Participant’s or Beneficiary’s future benefit payments.  If no further benefits are payable to the Participant or Beneficiary under the Plan, the Administrative Committee, in its discretion, may employ such means as are available under applicable law to recover the excess benefit amount from the Participant or Beneficiary.

11.11Recordkeeper Transition Rule.

For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Article XI to the contrary, the Administrative Committee may designate a period during which no distributions will be permitted.

ARTICLE XII

ADMINISTRATION

12.1Administrative Committee; Appointment and Term of Office.

(a)Appointment.  The Administrative Committee will consist of one or more members who will be appointed by and serve at the pleasure of the Board.

(b)Removal; Resignation.  The Board will have the right to remove any member of the Administrative Committee at any time.  A member may resign at any time by written resignation to the Board.  If a vacancy in the Administrative Committee should occur, a successor may be appointed by the Board.

12.2Organization of Administrative Committee.

The Administrative Committee may elect a Chairman from among its members and may appoint a Secretary, who shall not be required to be a member of the Committee.  In addition to those powers set forth elsewhere in the Plan, the Administrative Committee may appoint such agents, who need not be members of such Administrative Committee, as it may deem necessary for the effective performance of its duties and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Administrative Committee may deem expedient or appropriate.  The compensation of such agents who are not full-time Employees of a Participating Company will be fixed by the Administrative Committee and will be paid by the Controlling Company (to be divided equitably among the Participating Companies) or from the Trust Fund as determined by the Administrative Committee.  The Administrative Committee will act by majority vote or by resolutions signed by a majority of the Administrative Committee members.  Its members will serve as such without compensation.

12.3Powers and Responsibility.

(a)Fiduciary Responsibilities.  The Administrative Committee will fulfill the duties of “administrator” as set forth in ERISA Section 3(16) and will have complete control of the administration of the Plan hereunder, with all powers necessary to enable it properly to carry out its duties as set forth in the Plan and the Trust Agreement.  The Administrative Committee, acting in its role as a Named Fiduciary, will have the following duties and responsibilities:

(1)To construe the Plan and to determine all questions that arise hereunder;

(2)To have all administrative powers elsewhere herein conferred upon it;

(3)To decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan;

(4)To determine the benefits of the Plan to which any Participant or Beneficiary may be entitled;

(5)To make factual findings with respect to claims for benefits;

(6)To maintain and retain records relating to Participants and Beneficiaries;

(7)To prepare and furnish to Participants all information required under federal law or provisions of the Plan to be furnished to them;

(8)To prepare and furnish to the Trustee sufficient employee data and the amount of Contributions received from all sources so that the Trustee may maintain separate accounts for Participants and Beneficiaries and make required payments of benefits;

(9)To prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

(10)As permitted in the Trust Agreement, to provide directions to the Trustee with respect to methods of benefit payment, and all other matters where called for in the Plan or requested by the Trustee;

(11)To engage assistants and professional advisers;

(12)To arrange for fiduciary bonding;

(13)To provide procedures for determination of claims for benefits;

(14)To designate, from time to time, the Trustee; and

(15)To delegate any recordkeeping or other administerial duties hereunder to any other person or third-party,

all as further set forth herein.

(b)Other Powers.  In addition to serving as administrator of the Plan, the Administrative Committee has been vested with the authority to take certain actions on behalf of the Controlling Company as settlor of the Plan, including the authority to grant service with predecessor employers as provided in Sections 1.105 and 1.106(c) and to establish special eligibility rules as provided in Section 2.1(f).  In exercising such authority and in taking any other action on behalf of the Controlling Company as settlor of the Plan, the Administrative Committee will not be deemed to be acting as a Plan fiduciary.

12.4Delegation.

The Administrative Committee will have the power to delegate specific fiduciary, administrative and ministerial responsibilities (other than Trustee responsibilities).  Such delegations may be to officers or Employees of a Participating Company or to other persons, all of whom will serve at the pleasure of the Administrative Committee.  References in the Plan to

the Administrative Committee are deemed to include any person authorized to act on its behalf pursuant to this Section.

12.5Construction of the Plan.

The Administrative Committee will take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error.  Such remedial steps may include, but are not limited to, taking any voluntary corrective action under any correction program available through the Internal Revenue Service, the Department of Labor or other administrative agency.  The Administrative Committee, in its sole and full discretion, will interpret the Plan and will determine the questions arising in the administration, interpretation and application of the Plan.  The Administrative Committee will endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person and so as to treat all persons in similar circumstances uniformly.  The Administrative Committee will correct any defect, reconcile any inconsistency or supply any omission with respect to the Plan.

12.6Assistants and Advisors.

(a)Engaging Advisors.  The Administrative Committee will have the right to hire, at the expense of the Controlling Company (to be divided equitably among the Participating Companies), such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable.  To the extent that the costs for such assistants and advisors are not so paid by the Controlling Company, they will be paid at the direction of the Administrative Committee from the Trust Fund as an expense of the Trust Fund.

(b)Reliance on Advisors.  The Administrative Committee and the Participating Companies will be entitled to rely upon all certificates and reports made by an accountant, attorney or other professional adviser selected pursuant to this Section; the Administrative Committee, the Participating Companies and the Trustee will be fully protected in respect to any action taken by them in good faith in reliance upon the advice or opinion of any such accountant, attorney or other professional adviser; and any action so taken will be conclusive upon each of them and upon all other persons interested in the Plan.

12.7Investment Committee.

(a)Appointment.  The Board will determine the membership of the Investment Committee, and the members will serve at the pleasure of the Board or until their resignation.

(b)Duties.  The Investment Committee will have the following responsibility and authority:

(1)To appoint one or more persons to serve as investment manager with respect to all or part of the Plan assets, including assets maintained under separate accounts of an insurance company;

(2)To allocate the responsibility and authority being carried out by the Investment Committee among the members of the Investment Committee;

(3)To take any action appropriate to ensure that the Plan assets are invested for the exclusive purpose of providing benefits to Participants and beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law; and

(4)To employ one or more persons to render advice with respect to any responsibility or authority being carried out by the Investment Committee.  To the extent that the costs for such assistants and advisors are not paid by a Participating Company, they will be paid at the direction of the Investment Committee from the Trust Fund as an expense of the Trust Fund.

12.8Direction of Trustee.

The Investment Committee will have the power to provide the Trustee with general investment policy guidelines and directions to assist the Trustee respecting investments made in compliance with, and pursuant to, the terms of the Plan.

12.9Bonding.

The Administrative Committee will arrange for fiduciary bonding as is required by law, but no bonding in excess of the amount required by law will be required by the Plan.

12.10Indemnification.

The Administrative Committee and the Investment Committee and each member of those committees will be indemnified by the Participating Companies against judgment amounts, settlement amounts (other than amounts paid in settlement to which the Participating Companies do not consent) and expenses, reasonably incurred by the committee or him in connection with any action to which the committee or he may be a party (by reason of his service as a member of a committee) except in relation to matters as to which the committee or he will be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of its or his duties.  The foregoing right to indemnification will be in addition to such other rights as such committee or each committee member may enjoy as a matter of law or by reason of insurance coverage of any kind.  Rights granted hereunder will be in addition to and not in lieu of any rights to indemnification to which such committee or each committee member may be entitled pursuant to the by-laws of the Controlling Company.  Service on the Administrative or Investment Committee will be deemed in partial fulfillment of a committee member’s function as an Employee, officer and/or director of the Controlling Company or any Participating Company, if he serves in such other capacity as well.

ARTICLE XIII

ALLOCATION OF AUTHORITY AND RESPONSIBILITIES

13.1Controlling Company.

(a)General Responsibilities.  The Controlling Company, as Plan sponsor, will have the following authority and responsibilities:

(1)To appoint the Trustee, the Administrative Committee and the Investment Committee and to monitor each of their performances;

(2)To communicate such information to the Trustee, the Administrative Committee and/or the Investment Committee as each needs for the proper performance of its duties;

(3)To provide channels and mechanisms through which the Administrative Committee and/or the Trustee can communicate with Participants and Beneficiaries; and

(4)To terminate the Plan.

In addition, the Controlling Company will perform such duties as are imposed by law or by regulation and will serve as plan administrator in the absence of an appointed Administrative Committee.

(b)Authority of Participating Companies.  Notwithstanding anything herein to the contrary, and in addition to the authority and responsibilities specifically given to the Participating Companies in the Plan, the Controlling Company, in its sole discretion, may grant the Participating Companies such authority and charge them with such responsibilities as the Controlling Company deems appropriate.

13.2Administrative Committee.

(a)General Responsibilities.  The Administrative Committee will have the authority and responsibilities imposed by Article XII.  With respect to the authority and responsibilities described in Section 12.3(a), the Administrative Committee will be a Named Fiduciary.  The Administrative Committee will have no authority or responsibilities other than as granted in the Plan or as imposed as a matter of law.

(b)Allocation of Authority.  In the event any of the areas of authority and responsibilities of the Administrative Committee overlap with that of any other Plan fiduciary, the Administrative Committee will coordinate with such other fiduciaries the execution of such authority and responsibilities; provided, the decision of the Administrative Committee with respect to such authority and responsibilities ultimately will be controlling.

13.3Investment Committee.

The Investment Committee, if any is appointed, will be a Named Fiduciary with respect to its authority and responsibilities, as imposed by Article XII.  The Investment Committee will have no authority or responsibilities other than those granted in the Plan and the Trust.

13.4Trustee.

The Trustee will be a fiduciary with respect to investment of Trust Fund assets and will have the powers and duties set forth in the Trust Agreement.

13.5Limitations on Obligations of Fiduciaries.

No fiduciary will have authority or responsibility to deal with matters other than as delegated to it under the Plan, under the Trust Agreement or by operation of law.  A fiduciary will not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority for the act or omission deemed to be a breach was not within the scope of such fiduciary’s authority or delegated responsibility.

13.6Delegation.

Named Fiduciaries will have the power to delegate specific fiduciary responsibilities (other than Trustee responsibilities).  Such delegations may be to officers or Employees of a Participating Company or to other persons, all of whom will serve at the pleasure of the Named Fiduciary making such delegation.  Any such person may resign by delivering a written resignation to the delegating Named Fiduciary.  Vacancies created by any reason may be filled by the appropriate Named Fiduciary or the assigned responsibilities may be assumed or redelegated by the Named Fiduciary.

13.7Multiple Fiduciary Roles.

Any person may hold more than one position of fiduciary responsibility and will be liable for each such responsibility separately.

ARTICLE XIV

AMENDMENT, TERMINATION AND ADOPTION

14.1Amendment.

The provisions of the Plan may be amended at any time and from time to time by the Board; provided:

(a)No amendment will increase the duties or liabilities of the Trustee without the consent of such party; and

(b)Except as permitted by applicable laws, no amendment will decrease the balance or vested percentage of an Account or eliminate an optional form of benefit.

14.2Termination.

(a)Right to Terminate.  The Controlling Company expects the Plan to be continued indefinitely, but it reserves the right to terminate the Plan or to completely discontinue Contributions to the Plan at any time by action of the Board.  In either event, the Administrative Committee, Investment Committee, each Participating Company and the Trustee will be promptly advised of such decision in writing.  (For termination of the Plan by a Participating Company as to itself (rather than the termination of the entire Plan) refer to Section 14.3(e).)

(b)Vesting Upon Complete Termination.  If the Plan is terminated by the Controlling Company or Contributions to the Plan are completely discontinued, the Accounts of all Participants, Beneficiaries or other successors in interest as of such date will become 100 percent vested and nonforfeitable.  Upon termination of the Plan, the Administrative Committee, in its sole discretion, will instruct the Trustee either (i) to continue to manage and administer the assets of the Trust for the benefit of the Participants and their Beneficiaries pursuant to the terms and provisions of the Trust Agreement, or (ii) to the extent permissible under applicable law, pay over to each Participant the value of his interest in a single-sum payment and to thereupon dissolve the Trust.

(c)Dissolution of Trust.  In the event that the Administrative Committee decides to dissolve the Trust, as soon as practicable following the termination of the Plan or the Administrative Committee’s decision, whichever is later, the assets under the Plan will be converted to cash or other distributable assets, to the extent necessary to effect a complete distribution of the Trust assets as described hereinbelow.  Following completion of the conversion, on a date selected by the Administrative Committee, each individual with an Account under the Plan on such date will receive a distribution of the total amount then credited to his Account.  The amount of cash and other property distributable to each such individual will be determined as of the date of distribution (treating, for this purpose, such distribution date as the Valuation Date as of which the distributable amount is determined).  In the case of a termination distribution as provided herein, the Administrative Committee may direct the Trustee to take any action provided in Section 11.9 (dealing with unclaimed benefits), except that it will not be necessary to hold funds for any period of time stated in such Section.  Within the expense limitations set forth in the Plan, the Administrative Committee may direct the Trustee to use assets of the Trust Fund to pay any due and accrued expenses and liabilities of the Trust and any expenses involved in termination of the Plan (other than expenses incurred for the benefit of the Participating Companies).  Notwithstanding anything in the Plan to the contrary, upon termination of the Plan, the Administrative Committee may elect to transfer a missing Participant’s or beneficiary’s Account to the Pension Benefit Guaranty Corporation established by ERISA Section 4002, as permitted under ERISA Section 4050(d).

(d)Vesting Upon Partial Termination.  In the event of a partial termination of the Plan (as provided in Code Section 411(d)(3)), the Accounts of those Participants and Beneficiaries affected will become 100 percent vested and nonforfeitable and, unless transferred to another qualified plan, will be distributed in a manner and at a time consistent with the terms of Article XI.

14.3Participating Companies.

(a)Procedures for Participation.  As of the Effective Date, the Controlling Company and the other Affiliates listed on Schedule A hereto will be Participating Companies in the Plan.  The Administrative Committee may designate any other Affiliate as a Participating Company.  The name of each Participating Company may be recorded in the records of the Administrative Committee or on Schedule A hereto.

(b)Single Plan.  The Plan will be considered a single plan for purposes of Treasury Regulation Section 1.414(l)-1(b)(1).  All assets contributed to the Plan by the Participating Companies will be available to pay benefits to all Participants and Beneficiaries.  Nothing contained herein will be construed to prohibit the separate accounting of assets contributed by the Participating Companies for purposes of cost allocation, Contributions, Forfeitures and other purposes, pursuant to the terms of the Plan and as directed by the Administrative Committee.

(c)Authority under Plan.  As long as a Participating Company’s designation as such remains in effect, such Participating Company will be bound by, and subject to, all provisions of the Plan and the Trust.  The exclusive authority to amend the Plan and the Trust will be vested in the Board, and no other Participating Company will have any right to amend the Plan or the Trust.  Any amendment to the Plan or the Trust adopted by the Board will be binding upon every Participating Company without further action by such Participating Company.

(d)Contributions to Plan.  A Participating Company will be required to make Contributions to the Plan at such times and in such amounts as specified in Articles III and VI.  The Contributions made (or to be made) to the Plan by the Participating Companies will be allocated between and among such companies in whatever equitable manner or amounts as the Administrative Committee will determine.

(e)Withdrawal from Plan.  The Administrative Committee may terminate the designation of a Participating Company, effective as of any date.  A company’s status as a Participating Company automatically will cease as of the date it ceases to be an Affiliate.  Any such Participating Company which ceases to be a Participating Company will be liable for all costs and liabilities (whether imposed under the terms of the Plan, the Code or ERISA) accrued, with respect to its Employees, through the effective date of its withdrawal or termination.  The withdrawing or terminating Participating Company will have no right to direct that assets of the Plan be transferred to a successor plan for its Employees unless such transfer is approved by the Controlling Company or Administrative Committee in its sole discretion.

14.4Merger, Consolidation and Transfer of Assets or Liabilities.

In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant and beneficiary will have a plan benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer of assets or liabilities) that is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such merger, consolidation or transfer of assets or liabilities, if the Plan had terminated at that time.

ARTICLE XV

TOP-HEAVY PROVISIONS

15.1Top-Heavy Plan Years.

The provisions set forth in this Article XV will become effective for any Plan Years with respect to which the Plan is determined to be a Top-Heavy Plan and will supersede any other provisions of the Plan which are inconsistent with these provisions; provided, if the Plan is determined not to be a Top-Heavy Plan in any Plan Year subsequent to a Plan Year in which the Plan was a Top-Heavy Plan, the provisions of this Article XV will not apply with respect to such subsequent Plan Year; provided further, the provisions of this Article XV will not apply with respect to any Plan Year, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) or 401(k)(13) and matching contributions with respect to which the requirements of Code Section 401(m)(11) or 401(m)(12) are met; and, provided further, to the extent that any of the requirements of this Article XV are no longer be required under Code Section 416 or any other Section of the Code, such requirements will be of no force or effect.

15.2Determination of Top-Heavy Status.

(a)Application.  The Plan will be considered a Top-Heavy Plan for a Plan Year if either:

(1)The Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group and, as of the Determination Date of such Plan Year, the value of the Accounts of the Participants who are Key Employees under the Plan exceeds 60 percent of the value of the Accounts of all Participants (as determined in accordance with Code Section 416 and the regulations thereunder); or

(2)The Plan is part of a Required Aggregation Group which, as of the Determination Date of such Plan Year, is a Top-Heavy Group;

provided, the Plan will not be considered a Top-Heavy Plan for a Plan Year under subsection (a)(2) hereof if the Plan also is part of a Permissive Aggregation Group which is not a Top-Heavy Group for such Plan Year.

(b)Special Definitions.

(1)Determination Date.  The term “Determination Date” means (i) in the case of the Plan Year that includes the original effective date of the Plan, the last day of such Plan Year (ii) with respect to any other Plan Year of the Plan, the last day of the immediately preceding Plan Year, and (iii) for any plan year of each other qualified plan maintained by a Participating Company or Affiliate which is part of a Required or Permissive Aggregation Group, the date determined under clause (i) or (ii) above as if the term “Plan Year” means the plan year for each such other qualified plan.  The value of any account balance under any Defined Contribution Plan will be determined as of the most recent valuation date that falls within, or ends with, the 12-month period ending on the Determination Date or, if plans are aggregated, the Determination Dates that fall within the same calendar year.

(2)Key Employee.  The term “Key Employee” means an Employee defined in Code Section 416(i) and the regulations thereunder.

(3)Non-Key Employee.  The term “Non-Key Employee” means any Employee who is not a Key Employee.  For purposes hereof, former Key Employees will be treated as Non-Key Employees.

(4)Permissive Aggregation Group.  The term “Permissive Aggregation Group” means a Required Aggregation Group and any other qualified plan or plans maintained or contributed to by an Affiliate which, when considered with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(5)Required Aggregation Group.  The term “Required Aggregation Group” means a group of plans of the Affiliates consisting of (i) each plan which, for such Plan Year or any of the 4 preceding Plan Years, qualifies under Code Section 401(a) and in which a Key Employee is a participant, and (ii) each other plan which, during this 5-year period, qualifies under Code Section 401(a) and which enables any plan described in clause (i) hereof to satisfy the requirements of Code Section 401(a)(4) or 410.

(6)Top-Heavy Group.  The term “Top-Heavy Group” means a Required or Permissive Aggregation Group with respect to which the aggregate of the accounts of Key Employees under all Defined Contribution Plans included in such group (determined as of a Determination Date), exceeds 60 percent of a similar sum determined for all Employees.

15.3Top-Heavy Minimum Contribution.

(a)Multiple Defined Contribution Plans.  For any Plan Year in which the Plan is a Top-Heavy Plan, the aggregate company Contributions (when added to similar contributions made under other Defined Contribution Plans) allocated to the Account of any Active Participant who is a Non-Key Employee will not be less than the Defined Contribution Minimum.  To the extent that the company Contributions are less than the Defined Contribution Minimum, additional company Contributions will be provided under the Plan.  For purposes hereof, a Non-Key Employee will not fail to receive a minimum contribution hereunder for a Plan Year because (i) such Non-Key Employee fails to complete 1,000 Hours of Service for such Plan Year or (ii) such Non-Key Employee is excluded from participation (or receives no allocation) merely because his Compensation is less than a stated amount or because he failed to make a Deferral Election for such Plan Year.

(b)Defined Contribution and Benefit Plans.  In the event that Non-Key Employees are covered under both the Plan and one or more Defined Benefit Plans maintained by an Affiliate, the minimum contribution level set forth in subsection (a) hereof will be satisfied if each such Non-Key Employee receives a benefit level under such Defined Contribution and

Defined Benefit Plans which is not less than the Defined Benefit Minimum offset by any benefits provided under the Plan and any other Defined Contribution Plans maintained by any Affiliate.

(c)Defined Contribution Minimum.  The term “Defined Contribution Minimum” means, with respect to the Plan, a minimum level of company Contributions allocated with respect to a Plan Year to the Account of each Active Participant who is a Non-Key Employee; such level being the lesser of:

(1)3 percent of such Active Participant’s Compensation for such Plan Year; or

(2)The highest percentage of Compensation at which company Contributions are made, or are required to be made, under the Plan for such Plan Year for any Key Employee.

For purposes of this subsection (c), (i) qualified nonelective contributions made by the Controlling Company in order to satisfy the anti-discrimination tests of Code Section 401(k) or Section 401(m) (for example, Supplemental Contributions) may be treated as company Contributions, (ii) Before-Tax Contributions (other than Catch-up Contributions) and Matching Contributions will be taken into account as company Contributions for Key Employees, (iii) Matching Contributions (including matching contributions made under a plan that consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) or 401(k)(13) and matching contributions with respect to which the requirements of Code Section 401(m)(11) or 401(m)(12) are met) may be treated as company Contributions and may be taken into account for satisfying the minimum contribution requirement for Non-Key Employees, and (iv) Before-Tax Contributions will not be taken into account for satisfying the minimum contribution requirement for Non-Key Employees.

(d)Defined Benefit Minimum.  The term “Defined Benefit Minimum” means, with respect to a Defined Benefit Plan, a minimum level of accrued benefit derived from employer contributions with respect to a plan year for each participant who is a Non-Key Employee; such level, when expressed as an annual retirement benefit, being not less than the product of (1) and (2), where:

(1)Equals the Non-Key Employee’s average Compensation for the period of consecutive years (not exceeding 5) when such Non-Key Employee had the highest aggregate Compensation from all Affiliates; and

(2)Equals the lesser of (i) 2 percent times such Non-Key Employee’s number of years of service or (ii) 20 percent.

For purposes of determining the Defined Benefit Minimum, “years of service” will not include any year of service if the plan was not a Top-Heavy Plan for the plan year ending during such year of service and will not include any years of service completed in a plan year beginning before January 1, 1984.  Compensation in years before January 1, 1984, and Compensation in years after the close of the last plan year in which the plan is a Top-Heavy Plan will be disregarded.  All accruals of employer-provided benefits, whether or not attributable to years for which the Plan is top-heavy, may be used in determining whether the minimum contribution requirements set forth in this Section are satisfied.

15.4Top-Heavy Minimum Vesting.

The vesting schedule set forth in Section 9.1 satisfies the top-heavy minimum vesting requirements.

15.5Construction of Limitations and Requirements.

The descriptions of the limitations and requirements set forth in this Article XV are intended to serve as statements of the minimum legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code.  The Participating Companies do not desire or intend, and the terms of this Article XV will not be construed, to impose any more restrictions on the operation of the Plan than required by law.  Therefore, the terms of this Article XV and any related terms and definitions in the Plan will be interpreted and operated in a manner which imposes the least restrictions on the Plan.

ARTICLE XVI

MISCELLANEOUS

16.1Nonalienation of Benefits and Spendthrift Clause.

(a)General Nonalienation Requirements.  Except to the extent permitted by law and as provided in subsection (b), (c) or (d) hereof, none of the Accounts, benefits, payments, proceeds or distributions under the Plan will be subject to the claim of any creditor of a Participant or beneficiary or to any legal process by any creditor of such Participant or beneficiary; and neither such Participant nor beneficiary will have any right to alienate, commute, anticipate or assign any of the Accounts, benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein.

(b)Exception for Qualified Domestic Relations Orders.

(1)The nonalienation requirements of subsection (a) hereof will apply to the creation, assignment or recognition of a right to any benefit, payable with respect to a Participant pursuant to a domestic relations order, unless such order is (i) determined to be a qualified domestic relations order, as defined in Code Section 414(p), entered on or after January 1, 1985, or (ii) any domestic relations order, as defined in Code Section 414(p), entered before January 1, 1985, pursuant to which the Plan or a transferor plan was paying benefits on January 1, 1985.  The Administrative Committee will establish reasonable written procedures to determine the qualified status of a domestic relations order.  Further, to the extent provided under a qualified domestic relations order, a former Spouse of a Participant will be treated as the Spouse or Surviving Spouse for all purposes under the Plan.

(2)The Administrative Committee will establish reasonable procedures to administer distributions under qualified domestic relations orders which are submitted to it.  The Administrative Committee, to the extent provided in a qualified domestic relations order, will direct the Trustee to pay, in a single-sum payment, the full amount of the benefit payable to any alternate payee under a qualified domestic relations order.  Such cash-out payment will be made as soon as practicable after the Administrative Committee determines that a domestic relations order is a qualified domestic relations order, or if later, when the terms of the qualified domestic relations order permit such a distribution.  (See also Section 11.5.)  If the terms of a qualified domestic relations order do not permit an immediate cash-out payment, the benefits will be paid to the alternate payee in accordance with the terms of such order and the applicable terms of the Plan.

(c)Exception for Loans from the Plan.  All loans made by the Trustee to any Participant or Beneficiary will be secured by a pledge of the borrower’s interest in the Plan.

(d)Exception for Crimes Against the Plan.  The nonalienation requirements of subsection (a) hereof will not apply to any offset of a Participant’s Account, benefit, payments, proceeds or distributions under the Plan against an amount that the Participant is ordered or required to pay to the Plan if:

(1)The order or requirement to pay arises, on or after August 5, 1997, (i) under a judgment of conviction for a crime involving the Plan; (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA; or (iii) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of Part 4 of such Subtitle by a fiduciary or any other person; and

(2)The judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan.

16.2Headings.

The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

16.3Construction, Controlling Law.

In the construction of the Plan, the masculine will include the feminine and the feminine the masculine, and the singular will include the plural and the plural the singular, in all cases where such meanings would be appropriate.  Unless otherwise specified, any reference to a Section, subsection or Article will be interpreted as a reference to a Section, subsection or Article of the Plan, as applicable.  The Plan will be construed in accordance with the laws of the State of Georgia and applicable federal laws.

16.4Legally Incompetent.

The Administrative Committee may in its discretion direct that payment be made and the Trustee will make payment on such direction, directly to an incompetent or disabled person, whether incompetent or disabled because of minority or mental or physical disability, or to the guardian of such person or to the person having legal custody of such person or to such other person as the Administrative Committee may otherwise determine, without further liability with respect to or in the amount of such payment either on the part of any Participating Company, the Administrative Committee or the Trustee.

16.5Title to Assets, Benefits Supported Only By Trust Fund.

No Participant or beneficiary will have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant or beneficiary out of the assets of the Trust Fund.  Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction.  The foregoing sentence notwithstanding, each Participating Company will indemnify and save any of its officers, members of its board of directors or agents, and each of them, harmless from any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the Plan and from acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences will result from their own willful misconduct or gross negligence.

16.6Legal Action.

In any action or proceeding involving the assets held with respect to the Plan or Trust Fund or the administration thereof, the Participating Companies, the Administrative Committee and the Trustee will be the only necessary parties and no Participants, Employees, or former Employees, their Beneficiaries or any other person having or claiming to have an interest in the Plan will be entitled to any notice of process; provided, such notice as is required by the Internal Revenue Service and the Department of Labor to be given in connection with Plan amendments, termination, curtailment or other activity will be given in the manner and form and at the time so required.  Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding will be binding and conclusive on the parties hereto, the Administrative Committee and all persons having or claiming to have an interest in the Plan.

16.7Exclusive Benefit; Refund of Contributions.

No part of the Trust Fund will be used for or diverted to purposes other than the exclusive benefit of the Participants and Beneficiaries, subject, however, to the payment of all costs of maintaining and administering the Plan and Trust.  Notwithstanding the foregoing, Contributions to the Trust by a Participating Company may be refunded to the Participating Company under the following circumstances and subject to the following limitations:

(a)Permitted Refunds.  If and to the extent permitted by the Code and other applicable laws and regulations thereunder, upon the Participating Company’s request, a Contribution which is (i) made by a mistake in fact, or (ii) conditioned upon the deductibility of the Contribution under Code Section 404, will be returned to the Participating Company making the Contribution within 1 year after the payment of the Contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

(b)Payment of Refund.  If any refund is paid to a Participating Company hereunder, such refund will be made without interest or other investment gains, will be reduced by any investment losses attributable to the refundable amount and will be apportioned among the Accounts of the Participants as an investment loss, except to the extent that the amount of the refund can be attributed to one or more specific Participants (for example, as in the case of certain mistakes of fact), in which case the amount of the refund attributable to each such Participant’s Account will be debited directly against such Account.

(c)Limitation on Refund.  No refund will be made to a Participating Company if such refund would cause the balance in a Participant’s Account to be less than the balance would have been had the refunded contribution not been made.

16.8Plan Expenses.

As permitted under the Code and ERISA, expenses incurred with respect to administering the Plan and Trust will be paid by the Trustee from the Trust Fund to the extent such costs are not paid by the Participating Companies or to the extent the Controlling Company requests that the Trustee reimburse it or any other Participating Company for its payment of such expenses.  Upon request, the Trustee will reimburse the Controlling Company for its salary and other labor costs related to the Plan to the extent that such costs constitute proper Plan expenses.  The Administrative Committee may provide for such expenses to be charged against earnings as provided in Section 7.4, Forfeitures as provided in Section 5.6 or Participants’ Accounts (on a per capita basis, in proportion to the value of such Accounts or on any other basis permitted under the Code and ERISA).  The Administrative Committee may provide for any expenses specifically attributable to an Account to be charged against such Account.

16.9Satisfaction of Writing Requirement By Other Means.

In any circumstance where the Plan requires delivery of a written notice or other document, such requirement may be satisfied by electronic or any other means permitted under applicable law, pursuant to procedures and rules established by the Administrative Committee.

16.10Special Effective Dates.

The Plan generally is effective as of the Effective Date and is intended to be in compliance with current laws and regulations.  To the extent any such current laws and/or regulations have requisite effective dates other than the Effective Date, the Plan will be deemed to be effective as of such requisite effective dates solely for the purpose of satisfying the applicable legal and regulatory requirements.

IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by a duly authorized officer on the _____ day of October, 2022.

ROLLINS, INC.

By:

Title:

By:

Title:

ROLLINS 401(k) SAVINGS PLAN

SCHEDULE A

PARTICIPATING COMPANIES

(as of November 1, 2022)

Rollins, Inc.
Orkin, LLC
Western Industries - North, LLC
The Industrial Fumigant Company, LLC
Home Team Pest Defense, Inc.
Crane Acquisition, Inc.
Waltham Services, LLC
TruTech, LLC
B.D.D. Pest Control, Inc.
PermaTreat Pest Control Company, Inc.
Northwest Exterminating Co., Inc.
Okolona Pest Control, Inc.
Banks Pest Control, Inc.
Clark Pest Control of Stockton, Inc.
BHPC, LLC*
Critter Control, Inc.
Critter Control Operations, Inc.
MissQuito, Inc.
Rollins Acceptance Company, LLC

*Effective January 1, 2023

A-1

ROLLINS 401(k) SAVINGS PLAN

SCHEDULE B

SPECIAL PROVISIONS FOR TRANSFERRED ASSETS

1.IFC Employee Stock Ownership Plan and Trust.

A Participant will at all times be fully vested in his IFC ESOP Account.

2.Merger of PermaTreat, Inc. Employees Retirement Plan.

a.Plan Merger.  The assets and liabilities of the PermaTreat, Inc. Employees Retirement Plan and Trust (the “PermaTreat Plan”) were merged into the Plan effective December 1, 2014.

b.PermaTreat.  A bookkeeping subaccount will be established and maintained under the Plan to show the interest in the Plan attributable to assets transferred on behalf of such Participants under the PermaTreat Plan, including investment gains and losses on such assets.

c.Definitions Applicable to PermaTreat Participants.

1.“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  The disability of a Participant shall be determined by a licensed physician.  However, if the condition constitutes total disability under the federal Social Security Acts, the Administrative Committee may rely upon such determination that the Participant is Disabled for the purposes of this Plan.  The determination shall be applied uniformly to all Participants.

2.“Eligible PermaTreat Participant” means an individual who (i) was an active participant in the PermaTreat Plan during 2014, and (ii) was either (A) employed by an Affiliate on December 31, 2014, or (B) terminated employment during 2014 as a result of death or Disability or after having attained age 65 or having attained age 60 and completed 10 Years of Service.

3.“PermaTreat Compensation” means compensation taken into account under the PermaTreat Plan for the period beginning January 1, 2014, and ending August 31, 2014.

d.2014 Matching Contributions.  For the Plan Year ending December 31, 2014, a matching contribution will be made on behalf of each Eligible PermaTreat Participant with respect to PermaTreat Compensation that was contributed as before-tax contributions to the PermaTreat Plan.  Such matching contribution shall be equal to 50% of the amount of such Eligible PermaTreat Participant’s before-tax contributions made to the PermaTreat Plan, provided that the total amount of such matching contributions will not exceed 1% of such

Eligible PermaTreat Participant’s PermaTreat Compensation (that is, the 50% Matching Contribution will not be applied to the amount of before-tax contributions that exceed 2% of Eligible PermaTreat compensation).

e.2014 Nonelective Contributions.  For the Plan Year ending December 31, 2014, a discretionary nonelective contribution, as determined by the Controlling Company, may be made to each Eligible PermaTreat Participant for the Plan Year ending December 31, 2014.  Any such nonelective contribution will be allocated in accordance with the permitted disparity provisions of the PermaTreat Plan as in effect on January 1, 2014.  For purposes of such allocation, an Eligible PermaTreat Participant’s Compensation shall be equal to the sum of (i) the PermaTreat Compensation of the Eligible PermaTreat Participant, plus (ii) the Eligible PermaTreat Participant’s compensation as determined under Section 1.20(a) for the period from September 1, 2014, to December 31, 2014, provided that such sum shall not exceed the limitation under Section 1.20(a)(9).

f.Vesting.  The matching contributions and nonelective contributions made pursuant to this Section 4 will vest in accordance with the vesting schedule set forth in Section 9.1(c).

g.Special Distribution Rights.  Notwithstanding anything in the Plan to the contrary, a Participant may receive an in-service distribution from his PermaTreat Account including any matching contributions and nonelective contributions made pursuant to this Section 4 upon attaining age 59½.  The minimum amount of any such in-service distribution is $500.

3.Merger of Northwest Exterminating Co., Inc. 401(k) Profit Sharing Plan.

a.Plan Merger.  The assets and liabilities of the Northwest Exterminating Co., Inc. 401(k) Profit Sharing Plan (the “Northwest Plan”) were merged into the Plan immediately following the close of business December 31, 2017.

4.Merger of Okolona Pest Control, Inc. Employees Savings Plan.

a.Plan Merger. The assets and liabilities of the Okolona Pest Control, Inc. Employees Savings Plan (the “OPC Plan”) were merged into the Plan on July 3, 2018.

b.Prior OPC Safe Harbor Matching Contributions. Prior “safe harbor” matching contributions (and any investment gains and losses on such contributions) transferred to the Plan from the OPC Plan will at all times be 100% vested. Notwithstanding anything in the Plan to the contrary, such safe harbor contributions shall not be distributable earlier than the earliest event described in Section 11.3 of the Plan, but not including the Participant’s incurrence of a financial hardship.

c.Prior OPC Discretionary Profit Sharing and Match. Profit sharing and matching contributions (exclusive of safe-harbor matching contributions) made under the OPC Plan (and any investment gains and losses on such contributions) will vest as follows:

Years of Vesting Service Completed by Participant	Vested Percentage
Less than 2 Years	0%
2 Years, but less than 3	20%
3 Years, but less than 4	40%
4 Years, but less than 5	50%
5 Years, but less than 6	80%
6 Years or more	100%

5.Merger of Banks Pest Control, Inc. 401(k) Profit Sharing Plan.

a.Plan Merger. The assets and liabilities of the Banks Pest Control, Inc. 401(k) Profit Sharing Plan (the “Banks Plan”) were merged into the Plan on July 3, 2018.

b.Prior Banks Safe Harbor Matching Contributions. Prior “safe harbor” matching contributions (and any investment gains and losses on such contributions) transferred to the Plan from the Banks Plan will at all times be 100% vested. Notwithstanding anything in the Plan to the contrary, such safe harbor contributions shall not be distributable earlier than the earliest event described in Section 11.3 of the Plan, but not including the Participant’s incurrence of a financial hardship.

c.Prior Banks Profit Sharing Contributions. Prior profit sharing contributions made under the Banks Plan (and any investment gains and losses on such contribution) will vest as follows:

Years of Vesting Service Completed by Participant	Vested Percentage
Less than 2 Years	0%
2 Years, but less than 3	20%
3 Years, but less than 4	40%
4 Years, but less than 5	60%
5 Years, but less than 6	80%
6 Years or more	100%

6.Merger of Clark Pest Control, Inc. 401(k) Plan

a.Plan Merger.  The assets and liabilities of the Clark Pest Control, Inc. 401(k) Plan (the “Clark Plan”) were merged into the Plan on August 1, 2019.

b.Vesting of Contributions for Clark Participants.

(i)A Participant who was employed with Clark Pest Control of Stockton, Inc. (“Clark”) as of August 1, 2019, whose recorded date of hire with Clark was on or before August 1, 2018, will be 100% vested in his Matching Account under the Plan and in any matching and profit sharing contributions made under the Clark Plan.

(ii)The Matching Account of a Participant who was employed by Clark on August 1, 2019 and whose recorded date of hire with Clark was after August 1, 2018 will vest in accordance with the schedule in Section 9.1(b).

(iii)A Participant who was a participant in the Clark Plan and who did not perform an hour of service for Clark after December 31, 2017, shall vest in his matching and profit sharing contributions made under the Clark Plan in accordance with the schedule in Section 9.1(b).

7.Waltham Services, LLC Tax-Favored Employees’ Savings Plan.

The assets and liabilities of the Waltham Services, LLC Tax-Favored Employees’ Savings Plan (the “Waltham Plan”) were merged with and into the Plan effective November 1, 2022.

8.Western Plan.

a.Plan Merger.  The assets and liabilities of the Western Industries Retirement Savings Plan (the “Western Plan”) were merged with and into the Plan effective November 1, 2022.

b.Vesting of Western Profit Sharing Accounts of Participants Without Service After 2006.  Notwithstanding Section 9.1(e), except as provided in Sections 9.2 and 9.3, the Western Profit Sharing Account of each Participant who does not complete an Hour of Service after December 31, 2006, will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Profit Sharing Account
Less than 3 Years	0%
3 Years, but less than 4	20%
4 Years, but less than 5	40%
5 Years, but less than 6	60%
6 Years, but less than 7	80%
7 Years or more	100%